As filed with the U.S. Securities and Exchange Commission on September 13, 2021.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	7370	84-2678167
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8565 South Eastern Avenue, Suite 150
Las Vegas, Nevada 89123
(855) 939-0100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shannon Wilkinson
8565 South Eastern Avenue, Suite 150
Las Vegas, Nevada 89123
(855) 939-0100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Jessica M. Lockett, Esq.
Lockett + Horwitz
A Professional Law Corporation
2 South Pointe Dr. Suite 275
Lake Forest, California 92630
(949) 540-6540

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock. $0.001 par value (4)	5,000,000	$0.50	$2,500,000	$272.75
Total	5,000,000	—	$2,500,000	$272.75

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	The fee is calculated by multiplying the aggregate offering amount by .0001091, pursuant to Section 6(b) of the Securities Act of 1933

(4)	Direct public offering

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS
DATED SEPTEMBER 13, 2021

TEGO CYBER INC.
8565 S. Eastern Avenue, Suite 150
Las Vegas, NV, 89123
(855) 939-0100

Tego Cyber, Inc. (the “Company”) is offering for sale a total of 5,000,000 shares of Common Stock at a fixed price of $0.50 per share for the duration of this Offering (the “Offering”). Our Common Stock is presently quoted on the OTCQB Venture Marketplace (“OTCQB”), operated by OTC Markets Group under the symbol “TGCB”. On September 13, 2021 the last reported sale price for our common stock on the OTCQB Marketplace was $0.80 per share. We have agreed to bear the expenses relating to the registration of the shares. There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our Officers and Directors will attempt to sell the shares directly to friends, family members and business acquaintances. Our Officers and Directors will not receive commissions or any other remuneration from any such sales. In offering the securities on our behalf, our Officers and Directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The shares will be offered for sale at a fixed price of $0.50 per share for a period of one hundred and eighty (180) days from the effective date of this Prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $2,500,000.  All funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein. Investors are advised that they will not be entitled to a refund and could lose their entire investment.

The Company is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for the Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This Prospectus covers the primary public offering by the Company of 5,000,000 shares of Common Stock.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 5 IN THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, AS WELL AS THE INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU INVEST.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this Prospectus is [●], 2021.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside of the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors". These and other factors could cause our future performance to differ materially from our assumptions and estimates. See "Special Note Regarding Forward-Looking Statements".

PROSPECTUS SUMMARY

The following summary highlights material information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Tego Cyber,” “we,” “us,” and “our” refer and relate to Tego Cyber, Inc.

Corporate History and General Information about the Company

Tego Cyber Inc. (the “Company”) is an early-stage company which was incorporated in the State of Nevada on September 6, 2019. Our year end is June 30. We are a development stage enterprise. The Company is engaged in the business of the development and commercialization of high‐quality, innovative cybersecurity services and solutions that reduce risk, prevent cyber-attacks, and protect intellectual property and data.

Our principal office is located at 8565 South Eastern Avenue, Suite 150, Las Vegas, Nevada, 89123. Our telephone number is (855) 939-0100 and our e-mail contact is info@tegocyber.com. Our website can be viewed at https://tegocyber.com. The Company has not filed for bankruptcy, receivership or any similar proceedings nor is in the process of filing for bankruptcy, receivership or any similar proceedings.

The Company Overview

The Company was incorporated in the State of Nevada on September 6, 2019. We are an early stage provider of advanced cyberthreat intelligence for larger business enterprises. The Company has developed a cyber threat intelligence application that integrates with top end security platforms to gather, analyze, then proactively identify threats to an enterprise network. The Tego Threat Intelligence Platform (TTIP) takes in vetted and curated threat data and after utilizing a proprietary process, the platform compiles, analyzes, and then delivers that data to an enterprise network in a format that is timely, informative, and relevant. The threat data provides additional context including specific details needed to identify and counteract threats so that security teams can spend less time searching for disparate information. The first version of the TTIP will integrate with the widely accepted SPLUNK platform to provide real-time threat intelligence to macro enterprises using the SPLUNK architecture. The Company plans on developing future versions of the TTIP for integration with other established SIEM systems and platforms including: Elastic, IBM QRadar, AT&T AlienVault, Exabeam, and Google Chronical. For more information, please visit www.tegocyber.com. We also currently offer a suite of related cyber security services including vulnerability assessments, penetration testing, vCISO services, dark web monitoring, cybersecurity policy creation and review as well as ongoing enterprise employee training.

Our product portfolio is built on the TEGO Threat Intelligence Platform and works cohesively to improve the operational efficiency of the enterprises' core digital security processes. The TEGO Cyber Threat Intelligence Platform is a comprehensive and curated source of threat intelligence that provides not only threat data but additional context so that the client understands the potential threats within their environment. The platform automatically creates updates for the client from its curated and aggregated threat intelligence feeds, identifying not only current threats but through its recursive searches, can help identify threats that have occurred in the past, even before the client installed the Tego Threat Intelligence Platform. The TEGO Threat Intelligence Platform identifies known threat indicators and malicious actors using data that is relevant and timely. The platform identifies threats through utilization of its aggregated, real-time threat intelligence data feeds, enabling customers to be agile and rapid in response to detected digital threats, while reducing their total cost of technology ownership and increasing the return on investment (ROI) of their current technologies.

Competition

We compete with an array of established and emerging security software and services vendors. As organizations increasingly embrace cloud platforms, IoT and other new networking technologies, they are becoming increasingly exposed to ever evolving cybercrimes. The introduction of new technologies and market entrants will continue to fuel an intense competitive environment as companies seek solutions to cybersecurity breaches. Our competitors include vulnerability management and external assessment vendors, diversified security software and services vendors, and providers of threat intelligence platforms that compete with some of the features present in our solution such as Anomali, Recorded Future and Threat Quotient. We compete based on several factors, including product functionality; scope of offerings; performance; brand, reputation, and customer satisfaction; ease of implementation, use and service; price, scalability, reliability, and security. We believe that we will compete favorably with respect to these factors and are well positioned as an emerging provider of digital risk protection, data analysis, and professional services.

Our Growth Strategy

Tego’s growth strategy will focus initially on integration into the Security Information and Event Management (SIEM) market, using the Gartner Magic Quadrant and Forrester reports on who has the largest market share and which companies are visionaries in the industry. Tego will grow its sales and customer base through the use of both an inside sales team, utilizing SIEM customer lists, selected technology channel partners, of which the founders have direct personal relationships with and have expressed an interest in carrying Tego’s platform in their product offering, and attending technology-specific conferences/tradeshows, either virtually or in person. For integration, we will target those that are found on the Gartner Magic Quadrant and Forrester reports as these have the largest market share. Initially, we will focus on integration within the SIEM market because the SIEM is where the data for all devices (hardware and software) resides for the enterprise. For future growth beyond the SIEM market, we will look to also add integration into the firewall (hardware) and antivirus/endpoint-detection-response (software) markets but realistically, for the largest of enterprises, they are pulling the data from these devices into their SIEM and we go back to the idea that we live where the data lives. But the idea that Troy and I had is that a license to Tego will allow the customer to deploy our TIP to any of their implemented solutions so in the future should we launch a plugin for Palo Alto firewalls and the client has a license for SIEM integration, they could use the Palo plugin without having to purchase an additional license.

Recent developments

In October 2019, Shannon Wilkinson, CEO Tego Cyber Inc, developed a business requirement documentation (BRD) for developing a prototype of the Tego threat intelligence platform. In November 2019, Tego engaged a senior software developer begin development of a prototype of the Tego threat intelligence platform. The development of the prototype was performed on a part-time basis due to fundraising by Tego Cyber Inc. until March 2020 when the prototype was completed. Once Tego was able to raise enough money to engage a full-time development team, in May 2020, Shannon Wilkinson worked with a project manager to develop a BRD for integrating the Tego threat intelligence platform to a security incident and event manage (SIEM). In June 2020, Tego contracted two full-time senior software developers and the project manager to take the prototype and finish the development of the threat intelligence platform along with completing development of the first integration plugin of the Tego threat intelligence platform to a SIEM.

On June 4, 2020, the Company entered into a Website Development or Software Development Agreement with CIS Training Center Kosovo (“Cistck”) for the development of the Threat Intelligence Platform and Splunk App Code (the “Agreement”). Pursuant to the Agreement Cistck was hired to take the prototype and finish the development of the threat intelligence platform along with completing development of the first integration plugin of the Tego threat intelligence platform to a SIEM. On June 5, 2020, the parties entered into an addendum to the Agreement setting forth the maximum compensation of Cistck at $20,000 USD payable in monthly installments until project completion or maximum fee is reached. We have verbally approved an extension of services period while Cistck further develops for us at approximately $5,000 per month, which we may cancel at any time.

On February 19, 2021 the common shares of the Company were approved for trading on the OTCQB under the symbol “TGCB”.

On April 14, 2021 the Company announced the appointment of Chris C. White to its board of directors.

On May 12, 2021 the Company announced the completion of the development of its first version of its Threat Intelligence Platform. The application is currently being prepared to enter beta testing.

On June 3, 2021 the Company announced the commercial launch of its Cyber Threat Intelligence (CTI) reporting service. CTI reporting provides individuals or enterprises with custom cyber threat intelligence on issues such as social media impersonation, compromised email credentials, look-a-like domains, social media trends and possible DarkWeb presence. Tego had received many requests to leverage the threat intelligence used by the Tego Threat Intelligence Platform (TTIP) in a customized report and responded to this by developing a threat intelligence product aimed at providing real-time data to specific corporations and individuals. CTI reporting help individuals and organizations understand the threats that have, will, or are currently directly targeting them. Tego’s CTI reporting service is provided in real time based on emerging threats and on customized cadences defined by the client. The cost to the client will depend on the size and complexity of the client’s cyber footprint. Tego has signed one contract with an enterprise client.

On June 15, 2021 the Company announced that it had commenced a beta test of the first version of its Threat Intelligence Platform.

Risks and Uncertainties facing the Company

As an early-stage company with a limited operating history, the Company has experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has experience in developing technology and cybersecurity similar to that planned by the Company but limitation in marketing and distributing such services and products on a broad scale.

One of the biggest challenges facing the Company is the ability to increase its sales revenue and raise adequate capital to develop and execute project opportunities.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for future growth opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

SUMMARY OF THIS OFFERING

Securities being offered
Up to 5,000,000 shares of Common Stock is being offered for sale by the Company, this collectively represents 17.4% of the currently issued and outstanding shares of the Company’s Common Stock, if the offering is fully subscribed. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$0.50

Duration of Offering	The Shares are offered for a period of one hundred and eighty (180) days from the effective date of this Prospectus unless extended by our Board of Directors.

Number of shares Outstanding before the Offering(1)	23,715,321

Number of shares Outstanding after the Offering(1)	28,715,321

Net Proceeds to the Company
We will receive net proceeds of $2,500,000 if the offering is fully subscribed for all 5,000,000 shares of Common Stock at the offering price of $0.50 per Share. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in the Offering will be released to the Company when subscriptions are received and accepted. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds
The Company shall use the proceeds from the sale of the Shares for working capital and general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise, or other person (except in connection with its currently existing direct or indirect Subsidiaries).

Risk Factors
An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in the prospectus before making an investment decision regarding our Common Stock.

OTCQB Symbol	Our Common Stock is currently quoted on the OTCQB Venture Marketplace operated by OTC Markets Group (the “OTCQB”) under the symbol “TGCB”.

 (1)  The number of shares of our Common Stock outstanding before this offering is based on 23,715,321 shares of our common stock outstanding as of September 13, 2021, and excludes, as of that date:

● Excludes the issuance of 3,014,246 shares of Common Stock issuable upon exercise of warrants outstanding as of September 13, 2021, having a weighted average exercise price of $0.25 per share;

SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of our historical financial data as of, and for the period ended on, the dates indicated. We have derived the statements of operations data for the nine months ended March 31, 2021 and September 6, 2019 (inception) to June 30, 2020 from our audited financial statements included in this prospectus. Historical results for any prior period are not necessarily indicative of results to be expected in any future period. You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus and the "Capitalization” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus.

	Nine Months Ended, March 31, 2021	September 6, 2019 (inception) to June 30, 2020
STATEMENT OF OPERATIONS DATA
Revenue	$4,700	$2,325
Operating & administration expenses	$302,286	$ 79,527
Loss from operations	$ 297,586	$77,202
Other income (expense)	$(98,690)	$-
Net income (loss)	$(396,276)	$(77,202)
Net loss per share	$(0.03)	$(0.01)
Weighted average number of shares	12,964,601	7,790,648

Balance Sheet Data:
As of March 31, 2021
BALANCE SHEET DATA
Total current assets	$107,414
Total assets	$ 173,164
Total current liabilities	$121,059
Total liabilities	$ 121,059
Stockholders’ equity	$52,105

RISK FACTORS

Investing in our common stock involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our common stock. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

SUMMARY OF RISKS

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The Company has limited revenues to date and limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.
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We have a limited history of operations and unless we are able to successfully execute our business plan, our business and operating results will suffer, resulting in the complete failure of our business.
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The Company has a correspondingly small financial and accounting organization.
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Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and director
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The Company may not be able to continue as a going concern.
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Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.
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To date, we have not generated sufficient revenues from operations and we may have additional capital requirements to continue our operations, but they might not be available to us on favorable terms or at all, and if unavailable our ability to run our business will be impaired.

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The Company depends on its management team and employees to operate its business effectively.
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If the Company is unable to develop and introduce new products and improvements, the Company may be unable to compete in the marketplace.
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If the IT security market does not continue to adopt our security solutions, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.
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Real or perceived defects, errors or vulnerabilities in our products or services, the misconfiguration of our products, the failure of our products or services to block malware or prevent a security breach, or the failure of customers to take action on attacks identified by our products could harm our reputation and adversely impact our business, financial position and results of operations
●
If the prices we charge for our services are unacceptable to our customers, our operating results will be harmed.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

The Company has limited operating history of its own, and as such, any prospective investor can only assess the Company’s profitability or performance on a limited basis to date.

The Company was incorporated on September 6, 2019. Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company that only recently emerged from the development-stage; We have had de minimis revenues to date. Consequently, we are subject to all the risks and uncertainties inherent in a new business and in connection with the development and sale of new products and services. As a result, we still must establish many corporate functions necessary to operate our business, including finalizing our administrative structure, continuing our product development, assessing and expanding our marketing activities, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider the Company’s prospects in light of the costs, uncertainties, delays, and difficulties frequently encountered by companies in this early stage of development. You should carefully consider the risks and uncertainties that a company, such as ours, with a limited operating history will face. In particular, you should consider that we cannot provide assurance that we will be able to:

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successfully implement or execute our current business plan;

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maintain our management team;

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raise sufficient funds in the capital markets to effectuate our business plan;

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attract, enter into or maintain contracts with, and retain customers; and/or

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compete effectively in the extremely competitive environment in which we operate.

If we cannot successfully accomplish any of the foregoing objectives, our business may not succeed.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. The requirements of being a public company subject to the Securities Act of 1933 and Securities Exchange Act of 1934, which we intend to register under, and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has only recently emerged from its status as a development-stage company, and it has limited operations to date. The Company will need to continue to generate revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and operate its product sales and marketing business. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

The Company may not be able to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders or through the sale of its securities or through development of its operations. Due to these and other factors, there is substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need substantial capital over the next 12 months to continue as a going concern to expand its operations in accordance with its current business plan.

No assurance of market acceptance.

Even if the Company successfully markets, sells and distributes technology products and services, there can be no assurance that the market reception will be positive for the Company or its ventures.

The widespread adoption and use of the Company’s cybersecurity products will represent fundamental change in the cybersecurity industry. As with any new technology, there is a substantial risk that potential customers may not accept the potential benefits of the Company’s products. Market acceptance of Company’s products will depend, in large part, upon the ability of Company to demonstrate the performance advantages and cost-effectiveness of its products over competing products. There can be no assurance that Company will be able to market its technology successfully on a widespread basis or that any of Company’s current or future products or services will be accepted in the marketplace. Furthermore, Company intends to develop products and systems and sell them at a price assumed by Company sufficient to generate a profit. Even if Company’s products and services are accepted in the industry, the market for its products may not be able to support Company’s pricing structure.

We incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we incur significant additional legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission, or SEC, and the exchange on which we list our shares of common stock for trading. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage previously available. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers. Currently we do not have a system of checks and balances in place covering our financial operations and investors will bear the economic risk associated with the lack such oversight.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

To date, we have not generated sufficient revenues from operations and we may have additional capital requirements to continue our operations, but they might not be available to us on favorable terms or at all, and if unavailable our ability to run our business will be impaired.

As of the date of this Prospectus, we have limited working capital and the Company has relied primarily on equity and debt financing to carry on its business. As a result, it is impossible to expand our operations and we are totally dependent upon future financings to sustain and grow our business. We have warrants outstanding, which if exercised in full we may receive up to $753,562 however, there is no assurance shareholders will exercise. If we were to receive no further funds and investor warrants are not exercised, we may not have sufficient capital to fully implement our business strategy and would have to stagger our development. If we are unable to generate sufficient revenues to cover operating expenses or raise additional funds, we are unlikely establish or maintain our business operations. We currently have no other plans or arrangements to raise capital for our business.

The proposed operations of the Company are speculative; there are no assurances that we will receive any revenue.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date and the proposed operations of the Company remain speculative. Technology development generally may continue for years before any revenue is realized or generated, if at all.

The Company’s success is dependent on current management, who may be unable to devote sufficient time to the development of the Company’s business plan, which could cause the business to fail.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. The Company is heavily dependent on the management experience of our officers, directors and advisors. Currently there are no employment contracts by and between any officer/director/employee of the Company. If the Company lost any of its officers or directors, it would negatively impact and delay operations and there is no assurance that suitable replacements could be found. Additionally, all our officers and directors are employed outside of the Company and some will only be able to devote a limited amount of time to the development of the Company’s business plan. If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to the Company and we would be unable to develop our business plan, resulting in the failure of our business.

The Company depends on its management team and employees to operate its business effectively.

In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business; our CEO is currently working full time for the Company while our President devotes 8-10 hours a week. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop, commercialize and further its business and products.

The Company’s business also depends on its ability to attract and retain talented product marketing and sales professionals. Any loss of key members of the team and the customer relationship associated with the member can impact the business significantly.

Costs associated with our business, including production and input costs are not fixed and might increase, creating uncertainty about our ability to meet our plan of operations.

We have not established long-term contracts with our consultants or other third-party suppliers we intend to rely on. The lack of long-term contracts could result in an increase in what we pay these individuals for their services. An increase in the production costs will reduce our margins and might make our projects uneconomical, leading to the failure of our business.

We are in the development stage and have conducted no market research on the viability of our products or services. There is no guarantee that we will be able to sell enough of our products or services to generate a profit, and failure to become profitable will result in the failure of our business.

The market for our products and services is limited in scope and there is no assurance that our products or services will generate market acceptance and result in revenue. We have developed the products and services with no market research and there is no assurance that we will be able to respond to the rapidly evolving markets in the entertainment industry. The inability to sell our products or services will result in the failure of our business.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things: be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting; be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer; be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

If the Company is unable to develop and introduce new products and improvements, the Company may be unable to compete in the marketplace.

The market for the Company’s cybersecurity products and services is characterized by evolving industry requirements. Accordingly, the Company’s future performance depends on a number of factors, including its ability to identify emerging technological trends in its target markets, to develop and maintain competitive products, to enhance its products by adding innovative features that differentiate the Company’s products from those of its competitors, and to manufacture and bring products to market quickly at cost-effective prices. There can be no assurance, however, that the Company will successfully complete the development of any products, that such products will achieve market acceptance that such products will receive regulatory approvals where required, that any required regulatory approvals will be received in a timely manner, or that such products can be produced at competitive prices, or at all. In the event that its products are not timely developed, do not gain market acceptance or cannot be manufactured at competitive prices, the Company’s business could be materially adversely affected

War, terrorism, other acts of violence or natural or manmade disasters such as a global pandemic may affect the markets in which the Company operates, the Company’s customers, the Company’s delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

The Company’s business may be adversely affected by instability, disruption or destruction in a geographic region in which it operates, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, food, fire, earthquake, storm or pandemic events and spread of disease (including the recent outbreak of the coronavirus commonly referred to as “COVID- 19”).

Such events may cause customers to suspend their decisions on using the Company’s products and services and give rise to sudden significant changes in regional and global economic conditions and cycles that could interfere with purchases of goods or services. These events also pose significant risks to the Company’s personnel and operations, which could materially adversely affect the Company’s financial results.

Any significant disruption to communications and travel, including travel restrictions and other potential protective quarantine measures against COVID-19 by governmental agencies, could make it difficult for the Company to deliver goods services to its customers. War, riots, or other disasters may increase the need for our products and demand may make it difficult for use to provide products to customers. Further, travel restrictions and protective measures against COVID-19 could cause the Company to incur additional unexpected labor costs and expenses or could restrain the Company’s ability to retain the highly skilled personnel the Company needs for its operations. The extent to which COVID-19 impacts the Company’s business, sales and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

We believe COVID-19 has not negatively affected our corporate operations but could at any time and without notice in the foreseeable future. As a result of COVID-19, at any time we may be subject to increased costs, supply interruptions, and difficulties in obtaining raw materials and components. COVID-19 has resulted in restrictions, postponements and cancelations and the impact, extent and duration of the government imposed restrictions on travel and public gatherings, including most recent talks of vaccine mandates for travel, as well as the overall effect of the COVID-19 virus is currently unknown.

Risks Relating to the Cyber Security Industry

If the IT security market does not continue to adopt our security solutions, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

Our future success depends on market adoption of our approach to IT security, which combines our technology, threat intelligence and security expertise in solutions that detect and prevent threats, measure security effectiveness, investigate and respond to breaches and enable customers to adapt to changes in the threat environment. We are seeking to disrupt the IT security market with our security solutions. Our solutions interoperate with, but do not replace, other IT security products. Enterprises that use other security products, including signature-based and advanced products, for their IT security may be hesitant to purchase our security solutions if they believe their existing products provide a level of IT security that is sufficient to meet their needs. Currently, many enterprises have not allocated a fixed portion of their budgets to separate standalone threat intelligence or solutions that evaluate security effectiveness. As a result, to expand our customer base, we need to convince potential customers to allocate a portion of their discretionary budgets to purchase our technology, threat intelligence and expertise. However, even if we are successful in doing so, any future deterioration in general economic conditions may cause our customers to cut their overall IT spending, and such cuts may fall disproportionately on solutions like ours. If we do not succeed in convincing customers that our solutions should be an integral part of their overall approach to IT security and that a fixed portion of their annual IT budgets should be allocated to our solutions, our sales will not grow as quickly as anticipated, or at all, which would have an adverse impact on our business, results of operations and financial condition

Even if there is significant demand for security solutions like ours, if our competitors include functionality that is, or is perceived to be, better than or equivalent to that of our solutions, we may have difficulty increasing the market penetration of our solutions. Furthermore, even if the functionality offered by other IT security providers is different and more limited than the functionality of our solutions, organizations may elect to accept such limited functionality in lieu of adding solutions and services from additional vendors like us, especially if competitor offerings are free or available at a lower cost.

In addition, if one or more enterprises share, on a free or nearly free basis, threat intelligence with other organizations, then those agencies or organizations might have less demand for additional threat intelligence and may purchase less of our standalone threat intelligence offerings.

If enterprises do not adopt our security solutions for any of the reasons discussed above or for other reasons not contemplated, our sales would not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

We face intense competition and could lose market share to our competitors, which could adversely affect our business, financial condition and results of operations.

The market for security products and services is intensely competitive and characterized by rapid changes in technology, customer requirements, industry standards, threat vectors and frequent new product introductions and improvements. We anticipate continued challenges from current competitors, which in many cases are more established and enjoy greater resources than us, as well as by new entrants into the industry. If we are unable to anticipate or effectively react to these competitive challenges, our competitive position could weaken, and we could experience a decline in our growth rate or revenue that could adversely affect our business and results of operations.

Our competitors and potential competitors include threat intelligence vendors of substantial size such as Recorded Future or ThreatQuotient that may emulate or integrate security features similar to ours into their own products; independent security vendors that offer products or features that claim to perform similar functions to our platform; small and large companies, including new market entrants, that offer niche security solutions that compete with some of the features present in our solutions; and other providers of incident response and compromise assessment services. Other IT providers offer, and may continue to introduce, security features that compete with our platform, either in stand-alone security products or as additional features in their network infrastructure products. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

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greater name recognition, longer operating histories and larger customer bases;

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larger sales and marketing budgets and resources;

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broader distribution and established relationships with channel and distribution partners and customers;

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greater customer support resources;

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greater resources to make acquisitions or enter into strategic partnerships;

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lower labor and research and development costs;

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larger and more mature intellectual property portfolios; and

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substantially greater financial, technical, and other resources.

In addition, some of our competitors have substantially broader product offerings and may be able to leverage their relationships with distribution partners and customers based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, subscriptions and services, including by selling at zero or negative margins, product bundling or offering closed technology platforms. Potential customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. As a result, even if the features of our platform are superior, customers may not purchase our products. In addition, new innovative start-up companies, and larger companies that are making significant investments in research and development, may invent similar or superior products and technologies that compete with our platform. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. Further, as our customers refresh the security products bought in prior years, they may seek to consolidate vendors, which may result in current customers choosing to purchase products from our competitors on an ongoing basis.

Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may accelerate the adoption of new technologies that better address end-customer needs, devote greater resources to bring these products and services to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we do. These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, and loss of market share.

If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition and results of operations could be adversely affected.

Real or perceived defects, errors or vulnerabilities in our products or services, the misconfiguration of our products, the failure of our products or services to block malware or prevent a security breach, or the failure of customers to take action on attacks identified by our products could harm our reputation and adversely impact our business, financial position and results of operations.

Because our products and services are complex, they have contained and may contain design or manufacturing defects or errors that are not detected until after their deployment. Our products also provide our customers with the ability to customize a multitude of settings, and it is possible that a customer could misconfigure our products or otherwise fail to configure our products in an optimal manner. Such defects and misconfigurations of our products could cause our products or services to be vulnerable to security attacks, cause them to fail to secure networks and detect threats, or temporarily interrupt the networking traffic of our customers. In addition, because the techniques used by cyber-criminals to access or sabotage networks change frequently and generally are not recognized until launched against a target, there is a risk that an advanced attack could emerge that our products and services are unable to detect or prevent. Moreover, as our products and services are adopted by an increasing number of enterprises, it is possible that the individuals and organizations behind advanced malware attacks will focus on finding ways to defeat our products and services. If this happens, our networks, products, services and subscriptions could be targeted by attacks specifically designed to disrupt our business and undermine the perception that our products and services are capable of providing superior IT security, which, in turn, could have a serious impact on our reputation as a provider of security solutions. In addition, defects or errors in our subscription updates or our products could result in a failure of our subscriptions to effectively update customers' hardware and cloud-based products. Our data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing installed customer base, any of which could temporarily or permanently expose our customers’ networks, leaving their networks unprotected against the latest security threats. Moreover, our products must interoperate with our customers’ existing infrastructure, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors, and contain multiple generations of products that have been added over time. As a result, unanticipated failures could occur if a customer deploys our products in an untested configuration. Similarly, if we inadvertently update our products with an erroneous configuration or untested detection content, invalid detections or product downtime could occur. Any of these situations could result in negative publicity to us, damage to our reputation, declining sales, increased expenses and customer relations issues, and therefore adversely impact our business, financial position and results of operations.

If any of our customers becomes infected with malware after using our products or services, such customer could be disappointed with our products and services, regardless of whether our products or services blocked the theft of any of such customer’s data or would have blocked such theft if configured properly. Similarly, if our products detect attacks against a customer but the customer does not take action against the attack, the public may erroneously believe that our products were not effective. Furthermore, if any enterprises that are publicly known to use our products or services are the subject of an advanced cyber attack that becomes publicized, our other current or potential customers may look to our competitors for alternatives to our products and services. Real or perceived security breaches of our customers’ networks could cause disruption or damage to their networks or other negative consequences and could result in negative publicity to us, damage to our reputation, declining sales, increased expenses and customer relations issues.

Furthermore, our products and services may fail to detect malware, ransomware, viruses, worms or similar threats for any number of reasons, including our failure to enhance and expand our products and services to reflect industry trends, new technologies and new operating environments, the complexity of the environment of our clients and the sophistication of malware, viruses and other threats. In addition, from time to time, firms test our products against other security products. Our products may fail to detect or prevent threats in any particular test for a number of reasons, including misconfiguration. To the extent potential customers, industry analysts or testing firms believe that the occurrence of a failure to detect any particular threat is a flaw or indicates that our products or services do not provide significant value, our reputation and business could be harmed. Failure to keep pace with technological changes in the IT security industry and changes in the threat landscape could adversely affect our ability to protect against security breaches and could cause us to lose customers. In addition, in the event that a customer suffers a cyber attack, we could be subject to claims based on a misunderstanding of the scope of our contractual warranties or the protection afforded by the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002 (the "SAFETY Act").

In addition, we cannot assure you that any limitation of liability provisions in our customer agreements, contracts with third-party vendors and service providers or other contracts would be enforceable or adequate or would otherwise protect us from any liabilities or damages with respect to any particular claim relating to a security breach or other security-related matter. While our insurance policies include liability coverage for certain of these matters, if we experienced a widespread security breach or other incident that impacted a significant number of our customers to whom we owe indemnity obligations, we could be subject to indemnity claims or other damages that exceed our insurance coverage. We also cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any future claim will not be excluded or otherwise be denied coverage by any insurer. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results and reputation.

Any real or perceived defects, errors or vulnerabilities in our products and services, or any other failure of our products and services to detect an advanced threat, could result in:

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a loss of existing or potential customers or channel partners;

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delayed or lost revenue and harm to our financial condition and results of operations;

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a delay in attaining, or the failure to attain, market acceptance;

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the expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work around errors or defects, to address and eliminate vulnerabilities, or to identify and ramp up production with alternative third-party manufacturers;

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an increase in warranty and other claims, or an increase in the cost of servicing warranty and other claims, either of which would adversely affect our gross margins;

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harm to our reputation or brand; and

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claims and litigation, regulatory inquiries, or investigations, enforcement actions, and other claims and liabilities, all of which may be costly and burdensome and further harm our reputation.

A network or data security incident against us, whether actual, alleged or perceived, may harm our reputation, create liability and adversely impact our financial results.

Increasingly, companies are subject to a wide variety of attacks on their networks on an ongoing basis. In addition to traditional cyber-criminals, malicious code (such as viruses and worms), phishing attempts, employee theft or misuse, and denial of service attacks, sophisticated nation-state and nation-state supported actors engage in intrusions and attacks (including advanced persistent threat intrusions) and add to the risks to our internal networks, cloud deployed enterprise and customer facing environments and the information they store and process. We and/or our third-party service providers may face security threats and attacks from a variety of sources. Our data, corporate systems, third-party systems and security measures may be breached due to the actions of outside parties, employee error, malfeasance, a combination of these, or otherwise, including social engineering and employee and contractor error or malfeasance, and, as a result, an unauthorized party may obtain access to our systems, networks, or data. We may face difficulties or delays in identifying or otherwise responding to any attacks or actual or potential breaches of security. Furthermore, as a provider of security solutions, we may be a more attractive target for such attacks. A breach in our data security or an attack against our service availability, or that of our third-party service providers, could impact our networks or networks secured by our products and subscriptions, creating system disruptions or slowdowns and exploiting security vulnerabilities of our products, and the information stored on our networks or those of our third-party service providers could be accessed, publicly disclosed, altered, lost, or stolen, which could result in a loss of intellectual property or loss of data and subject us to liability and cause us financial harm.

Any actual, alleged or perceived breach of network security in our systems or networks, or any other actual, alleged or perceived data security incident we or our third-party service providers suffer, could result in damage to our reputation, negative publicity, loss of channel partners, customers and sales, loss of competitive advantages over our competitors, increased costs to remedy any problems and otherwise respond to any incident, regulatory investigations and enforcement actions, costly litigation, and other liability. In addition, we may incur significant costs and operational consequences of investigating, remediating, eliminating and putting in place additional tools and devices designed to prevent actual or perceived security breaches and other security incidents, as well as the costs to comply with any notification obligations resulting from any security incidents. Any of these negative outcomes could adversely impact the market perception of our products and subscriptions and end-customer and investor confidence in our company and could seriously harm our business or operating results.

If we are unable to retain our customers, renew and expand our relationships with them, and add new customers, we may not be able to sustain revenue growth and we may not achieve or maintain profitability in the future.

We are a relatively new company with limited operating history. Although we anticipate rapid growth based on our industry experience, we may not experience growth due to a myriad of factors and any success that we may experience will depend, in large part, on our ability to, among other things:

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maintain, renew and expand our existing customer base;

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win new customers to our solutions;

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increase revenues from existing customers through increased use of our products, subscriptions and services within their organizations;

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improve the capabilities of our products and subscriptions through research and development;

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continue to develop our cloud-based solutions;

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maintain the rate at which customers purchase our subscriptions and support;

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continue to successfully expand our business domestically and internationally; and

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successfully compete with other companies.

If we are unable to maintain consistent or increasing revenue growth or if our revenues decline, it may be difficult to achieve and maintain profitability and our business and financial results could be adversely affected.

If we are unable to sell additional products, subscriptions and services, as well as renewals of our subscriptions and services, to our customers, our future revenue and operating results will be harmed.

As existing customers that purchase our platform have no contractual obligation to renew their subscriptions and support and maintenance services after the initial contract period, and given our limited operating history, we may not be able to accurately predict our retention rates. Our customers’ retention rates may decline or fluctuate as a result of a number of factors, including the level of their satisfaction with our platform, our customer support, customer budgets and the pricing of our platform compared with the products and services offered by our competitors. If our customers renew their subscriptions, they may renew for shorter contract lengths or on other terms that are less economically beneficial to us. We cannot assure you that our customers will renew their subscriptions, and if our customers do not renew their subscriptions or renew them on less favorable terms, our revenue may grow more slowly than expected, not grow at all, or even decline.

We also depend on our installed customer base for future support and maintenance revenue. We offer our support and maintenance agreements for terms that generally range between one and three years. If customers choose not to renew their support and maintenance agreements or seek to renegotiate the terms of their support and maintenance agreements prior to renewing such agreements, our revenue may grow more slowly than expected, not grow at all, or even decline.

Fluctuating economic conditions make it difficult to predict revenue for a particular period, and a shortfall in revenue may harm our business and operating results.

Our revenue depends significantly on general economic conditions and the demand for products in the IT security market. Economic weakness, customer financial difficulties, and constrained spending on IT security may result in decreased revenue and earnings. Such factors could make it difficult to accurately forecast our sales and operating results and could negatively affect our ability to provide accurate forecasts to our contract manufacturers and manage our inventory purchases, contract manufacturer relationships and other costs and expenses. General economic weakness may lead to longer collection cycles for payments due from our customers, an increase in customer bad debt, restructuring initiatives and associated expenses, and impairment of investments. Furthermore, the continued uncertainty in worldwide credit markets may adversely impact the ability of our customers to adequately fund their expected capital expenditures, which could lead to delays or cancellations of planned purchases of our platform.

Uncertainty about future economic conditions also makes it difficult to forecast operating results and to make decisions about future investments. Future or continued economic weakness for us or our customers, failure of our customers and markets to recover from such weakness, customer financial difficulties, and reductions in spending on IT security could have a material adverse effect on demand for our platform and consequently on our business, financial condition and results of operations.

If the general level of advanced cyber attacks declines, or is perceived by our current or potential customers to have declined, our business could be harmed.

Our business is substantially dependent on enterprises recognizing that advanced cyber attacks are pervasive and are not effectively prevented by legacy security solutions. High visibility attacks on prominent enterprises have increased market awareness of the problem of advanced cyber attacks and help to provide an impetus for enterprises to devote resources to protecting against advanced cyber attacks, such as testing our platform, purchasing it, and broadly deploying it within their organizations. If advanced cyber attacks were to decline, or enterprises perceived that the general level of advanced cyber attacks have declined, our ability to attract new customers and expand our offerings within existing customers could be materially and adversely affected. A change in the threat landscape may reduce the demand from customers or prospects for our solutions, and therefore could increase our sales cycles and harm our business, results of operations and financial condition.

If organizations do not adopt cloud-based SaaS-delivered security solutions, our ability to grow our business and results of operations may be adversely affected.

We believe our future success will depend in large part on the growth, if any, in the market for cloud-based SaaS-delivered security solutions. The use of SaaS solutions to manage and automate security and IT operations is at an early stage and rapidly evolving. As such, it is difficult to predict its potential growth, if any, customer adoption and retention rates, customer demand for our solutions, or the success of existing competitive products. Any expansion in our market depends on a number of factors, including the cost, performance, and perceived value associated with our solutions and those of our competitors. If our solutions do not achieve widespread adoption or there is a reduction in demand for our solutions due to a lack of customer acceptance, technological challenges, competing products, privacy concerns, decreases in corporate spending, weakening economic conditions or otherwise, it could result in early terminations, reduced customer retention rates, or decreased revenue, any of which would adversely affect our business, results of operations, and financial results. We do not know whether the trend in adoption of cloud-based SaaS-delivered security solutions we have experienced in the past will continue in the future. Furthermore, if we or other SaaS security providers experience security incidents, loss or disclosure of customer data, disruptions in delivery, or other problems, the market for SaaS solutions as a whole, including our security solutions, may be negatively affected. You should consider our business and prospects in light of the risks and difficulties we encounter in this new and evolving market.

If we do not accurately anticipate and respond promptly to changes in our customers’ technologies, business plans or security needs, our competitive position and prospects could be harmed.

The IT security market has grown quickly and is expected to continue to evolve rapidly. Moreover, many of our customers operate in markets characterized by rapidly changing technologies and business plans, which require them to add numerous network access points and adapt to increasingly complex IT networks, incorporating a variety of hardware, software applications, operating systems and networking protocols. As their technologies and business plans grow more complex, we expect these customers to face new and increasingly sophisticated methods of attack. We face significant challenges in ensuring that our platform effectively identifies and responds to these advanced and evolving attacks without disrupting our customers’ network performance. As a result of the continued rapid innovations in the technology industry, including the rapid growth of smart phones, tablets and other devices, the trend of “bring your own device” in enterprises, an increasingly remote workforce, and the rapidly evolving Internet of Things ("IOT"), we expect the networks of our customers to continue to change rapidly and become more complex.

We have identified a number of new products and enhancements to that we believe are important to our success in the IT security market, including our threat intelligence platform and continued integration to existing cybersecurity SIEM solutions. There can be no assurance that we will be successful in developing and marketing, on a timely basis, such new products or enhancements or that our new products or enhancements will adequately address the changing needs of the marketplace. We may experience unanticipated delays in the availability of new products and enhancements to our platform and fail to meet customer expectations with respect to the timing of such availability. If we do not quickly respond to the rapidly changing and rigorous needs of our customers by developing, releasing and making available on a timely basis new products and enhancements to our platform, such as our threat intelligence platform and enhancements to our SIEM integration solutions, that can adequately respond to advanced threats and our customers’ needs, our competitive position and business prospects will be harmed. Furthermore, from time to time, we or our competitors may announce new products with capabilities or technologies that could have the potential to replace or shorten the life cycles of our existing products. There can be no assurance that announcements of new products will not cause customers to defer purchasing our existing products.

Additionally, the process of developing new technology is expensive, complex and uncertain. The success of new products and enhancements depends on several factors, including appropriate component costs, timely completion and introduction, differentiation of new products and enhancements from those of our competitors, and market acceptance. To maintain our competitive position, we must continue to commit significant resources to developing new products or enhancements to our platform before knowing whether these investments will be cost-effective or achieve the intended results. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products or enhancements to market in a timely manner, or achieve market acceptance of our platform, or that products and technologies developed by others will not render our platform obsolete or noncompetitive. If we expend significant resources on researching and developing products or enhancements to our platform and such products or enhancements are not successful, our business, financial position and results of operations may be adversely affected.

Our current research and development efforts may not produce successful products or enhancements to our platform that result in significant revenue, cost savings or other benefits in the near future, if at all.

We must continue to dedicate significant financial and other resources to our research and development efforts if we are to maintain our competitive position. However, developing products and enhancements to our platform is expensive and time consuming, and there is no assurance that such activities will result in significant new marketable products or enhancements to our platform, design improvements, cost savings, revenue or other expected benefits. If we spend significant resources on research and development and are unable to generate an adequate return on our investment, our business and results of operations may be materially and adversely affected.

If we are unable to increase sales to large organizations while mitigating the risks associated with serving such customers, our business, financial position and results of operations may suffer.

Our growth strategy is dependent, in part, upon increasing sales of our solutions to large enterprises. Sales to large customers involve risks that may not be present (or that are present to a lesser extent) with sales to smaller entities. These risks include:

●
increased purchasing power and leverage held by large customers in negotiating contractual arrangements with us;

●
more stringent or costly requirements imposed upon us in our support service contracts with such customers, including stricter support response times and penalties for any failure to meet support requirements;

●
more complicated implementation processes;

●
longer sales cycles and the associated risk that substantial time and resources may be spent on a potential customer that ultimately elects not to purchase our platform or purchases less than we hoped;

●
closer relationships with, and dependence upon, large technology companies who offer competitive products; and

●
more pressure for discounts and write-offs.

In addition, because security breaches with respect to larger, high-profile enterprises are likely to be heavily publicized, there is increased reputational risk associated with serving such customers. If we are unable to increase sales of our offerings to large enterprise customers while mitigating the risks associated with serving such customers, our business, financial position and results of operations may suffer.

If the prices we charge for our services are unacceptable to our customers, our operating results will be harmed.

As the market for our services matures, or as new or existing competitors introduce new products or services that compete with ours, we may experience pricing pressure and be unable to renew our agreements with existing customers or attract new customers at prices that are consistent with our pricing model and operating budget. If this were to occur, it is possible that we would have to change our pricing model or reduce our prices, which could harm our revenue, gross margin and operating results.

Seasonality may cause fluctuations in our revenue.

We believe there are significant seasonal factors that may cause us to record higher revenue in some quarters compared with others. We believe this variability is largely due to (i) our customers’ budgetary and spending patterns, as many customers spend the unused portions of their discretionary budgets prior to the end of their fiscal years, and (ii) our sales compensation plans, which are typically structured around annual quotas and commission rates.

Claims by others that we infringe their proprietary technology or other rights could harm our business.

Technology companies frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As we face increasing competition and gain an increasingly higher profile, the possibility of intellectual property rights claims against us grows. From time to time, third parties may assert, and we expect that third parties will assert, claims of infringement of intellectual property rights against us. Third parties may in the future also assert claims against our customers or channel partners, whom our standard license and other agreements obligate us to indemnify against claims that our products infringe the intellectual property rights of third parties. While we intend to increase the size of our patent portfolio, many of our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. In addition, future litigation may involve patent holding companies or other patent owners who have no relevant product offerings or revenue and against whom our own patents may therefore provide little or no deterrence or protection. Any claim of intellectual property infringement by a third party, even a claim without merit, could cause us to incur substantial costs defending against such claim, could distract our management from our business and could require us to cease use of such intellectual property.

Although third parties may offer a license to their technology or other intellectual property, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. We may also be subject to additional fees or be required to obtain new licenses if any of our licensors allege that we have not properly paid for such licenses or that we have improperly used the technologies under such licenses. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its technology or other intellectual property on reasonable terms, or at all, we could be enjoined from continued use of such intellectual property. As a result, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we could be unable to continue to offer our affected products, subscriptions or services), effort, and expense and may ultimately not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products, providing certain subscriptions or performing certain services or that requires us to pay substantial damages, royalties or other fees. Any of these events could harm our business, financial condition and results of operations.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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Competition;

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Additions or departures of key personnel;

●
The Company’s ability to execute its business plan;

●
Operating results that fall below expectations;

●
Loss of any strategic relationship;

●
Industry developments;

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Economic and other external factors; and

●
Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

Our officers, directors and 5% stockholders may exert significant influence over our affairs, including the outcome of matters requiring stockholder approval.

As of the date of this prospectus, our officers, directors, and 5% stockholders collectively have an approximately 52% beneficial ownership of our company. As a result, when acting together, such individuals will have a controlling influence over the election of our directors and in determining the outcome of any corporate action, including corporate actions requiring stockholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and influence could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders with interests different from those individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our company. Therefore, you should not invest in reliance on your ability to have any control over our company.

There can be no assurance we will have market makers in our stock.

If the number of market makers in our stock should decline, the liquidity of our common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market.

If securities or industry analysts do not publish or cease publishing research or reports about us, or publish inaccurate or unfavorable reports about, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock, to some extent, will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company, and which may dilute our share value.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

An active trading market for our common stock may never develop or be sustained.

We cannot assure you that an active trading market for our Common Stock will develop in the future or, if developed, that any market will be sustained. Accordingly, you may be required to hold your Shares indefinitely or to sell them at a price that does not meet your expectations, if at all.

There is no Assurance of Continued Public Trading Market, and Being a Low-Priced Security May Affect the Market Value of Our Stock

To date, there has been only a limited public market for our common stock. Our common stock is currently quoted on the OTCQB Venture Market operated by OTC Markets Group. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our stock. Our stock is subject to the low-priced security or so called “penny stock” rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the SEC, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions). For example, brokers/dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

-	the bid and offer price quotes in and for the “penny stock,” and the number of shares to which the quoted prices apply,
-	the brokerage firm’s compensation for the trade, and,
-	the compensation received by the brokerage firm’s sales person for the trade.

In addition, the brokerage firm must send the investor:

-	a monthly account statement that gives an estimate of the value of each “penny stock” in the investor’s account, and,
-	a written statement of the investor’s financial situation and investment goals.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker/dealer, the broker/dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker/dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of our common stock.

Resale restrictions on transferring “penny stocks” are sometimes imposed by some states, which may make transaction in our stock more difficult and may reduce the value of the investment. Various state securities laws pose restrictions on transferring “penny stocks” and as a result, investors in our common stock may have the ability to sell their shares of our common stock impaired.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

Nevada Law and Our Charter May Inhibit a Takeover of Our Company That Stockholders May Consider Favorable

Provisions of Nevada law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

As a result of there being a limited public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In determining the number of shares to be offered and the Offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plan. Accordingly, the Offering price should not be considered an indication of the actual value of our securities. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering without the involvement of underwriters or broker-dealers. We intend to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

Not taking into account any possible additional funding or revenues, we intend to use the proceeds from this offering as follows. We intend to use a portion of proceeds of this offering to pay a $5,000 per month salary for our full time Chief Executive Officer, as described in footnote 6.

The following chart indicates the approximate amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item.  The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

If we sell all of the Shares being offered, our net proceeds will be $2,500,000. If the Offering is fully subscribed, the proceeds will be applied in the manner described below. If less than the full numbers of shares are subscribed, the proceeds will be applied in the order of priority listed. If we are only to receive between $0 and $625,000, we would need to amend our business plan. The following table sets forth a breakdown of the estimated use of the net proceeds as we currently expect to use them, assuming the sale of 100%, 75%, 50% and 25% of the Shares offered for sale in this offering:

Assumed Percentage of Shares Sold	25% Shares Sold	50% Shares Sold	75% Shares Sold	100% Shares Sold
GROSS PROCEEDS FROM OFFERING	$625,000	$1,250,000	$1,875,000	$2,500,000
LESS OFFERING EXPENSES
Legal, accounting & professional fees	40,000	40,000	40,000	40,000
Miscellaneous	15,000	15,000	15,000	15,000
SUBTOTAL	55,000	55,000	55,000	55,000
LESS USE OF PROCEEDS
Capital purchases(1)	40,000	75,000	150,000	200,000
Contractors(2)	30,000	175,000	250,000	300,000
General & administrative(3)	80,000	175,000	250,000	270,000
Marketing & promotion(4)	80,000	150,000	250,000	350,000
Research & development(5)	130,000	220,000	350,000	475,000
Wages & benefits(6)	210,000	400,000	570,000	850,000
SUBTOTAL	570,000	1,195,000	1,820,000	2,445,000
TOTAL	$625,000	$1,250,000	$1,875,000	$2,500,000

The above figures represent only estimated costs. As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Shares, and in approximately the same proportions. However, the lower our net proceeds, the less we would expect to use the funds in the expenditure categories.

(1)
Capital Purchases - This may include but is not limited to purchase of computers, computer monitors, laptops, cell phones, desk telephones, and servers.

(2)
Contractors - This may include but is not limited to contractor services for content writing, sales representatives, technical support staff, network engineers, and administrative staff.

(3)
General & Administrative - This may include, but is not be limited to rent, insurance, internet, office equipment, office supplies, postage, subscriptions, overnight delivery services, telephone, utilities, web hosting.

(4)
Marketing & Brand Promotion - This may include but is not limited to development of corporate presentations, graphic design services, document printing, conference attendance fees, web design, speaking engagements and industry support initiatives.

(5)
Research & Development - This may include but is not limited to software developer contractor costs, rental of development servers, software licenses for development purposes, purchase of hardware for testing and

(6)
Salaries and Consulting Expense - We anticipate meeting all staffing need through a combination of outside third-party service providers (contractors) and salaried employees. Some of our officers and directors are employed outside of Tego Cyber Inc. and will only be able to devote a limited amount of time to the development of our business unless this Offering is successful. Our CEO receives a salary of $10,000 per month for full-time services which may be paid from proceeds of this offering. Our CISO receives a salary of $7,500 per month for part-time services which may be paid from proceeds of this offering. Other than the $10,000 monthly salary for our CEO and the $7,500 for our CISO, the allocation of funds for salaries and consulting expense is for new-hires and filling part and fulltime positions necessary to expand the Company operations. At 25% of the proceeds we estimate it will be able to accommodate up to 2 employees; at 50% of the proceeds we will be able to accommodate up to 5-8 employees and at 75-100% of the proceeds we estimate we can accommodate a staff of up to 8-10 people.

In the event we do not sell all of the Shares being offered, we may seek additional financing to support the intended use of proceeds discussed above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available when needed and, if available, on terms acceptable to us.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is currently quoted on the OTCQB under the symbol "TGCB". The following table sets forth the range of the high and low sale prices of the common stock for the periods indicated. The quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions. Consequently, the information provided below may not be indicative of our common stock price under different conditions.

Trades in our common stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The Company’s common stock was approved for trading on the OTCQB on February 19, 2021. As of September 13, 2021 1, the high and low sales price of our common stock was $1.25 per share and $0.30 per share, respectively. As of September 13, 2021, there were 23,715,321 shares of common stock outstanding held by approximately 250 stockholders of record.

DIVIDEND POLICY

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Tego Cyber Inc. has issued and outstanding as of September 13, 2021, 23,715,321 shares of Common Stock. The Company is registering an additional 5,000,000 shares of its Common Stock for sale at the price of $0.50 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (1) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (2) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (3) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (1) at the end of the offerings, will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities; (2) are not, nor have been within the preceding 12 months, a broker or dealer, and they are not, nor have they been within the preceding 12 months, an associated person of a broker or dealer; and (3) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months and they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale, an exemption from such registration is available, or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date of this Prospectus and continue for a period of up to 180 days, unless extended by our board of directors for an additional 90 days

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a Subscription Agreement; and

2.	deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection.

The Subscription Agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Tego Cyber Inc.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

No Minimum Subscription

There is no minimum number of shares that must be sold under the offering. As such, there is no guarantee that the Company will raise any funds from the offering.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

●
contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

●
contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●
contains a toll-free telephone number for inquiries on disciplinary actions;

●
defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

●
contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●
bid and offer quotations for the penny stock;

●
details of the compensation of the broker-dealer and its salesperson in the transaction;

●
the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

●
monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Registration Rights

We have not granted registration rights to any persons.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by 13,400,236 shares of Common Stock outstanding pursuant to the March 31, 2021 financials enclosed herein. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.50 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 5,000,000 shares offered by the Company hereunder, at an Offering Price of $0.50 per share the net tangible book value of the Company at March 31, 2021, would have been $0.19 per share, representing an immediate increase in tangible book value of $0.1875 per share to existing shareholders and an immediate dilution of $.306 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	5,000,000 Shares (100%)	3,7500,000 Shares (75%)	2,500,000 Shares (50%)	1,250,000 Shares (25%)
Offering price per share	$0.50	$0.50	$0.50	$0.50
Net tangible book value per share before Offering	$0.0038	$0.0038	$0.0038	$0.00385
Increase per share attributable to new investors	$0.1866	$0.1399	$0.0933	$0.0466
Net tangible book value per share after Offering	$0.1904	$0.1437	$0.0971	$0.0504
Dilution per share to new investors	$0.30583	$0.3563	$0.4029	$0.4496

DESCRIPTION OF PROPERTY

Our executive offices are located at 8565 South Eastern Avenue, Suite 150 Las Vegas, Nevada 89123. We currently rent this space on a month to month basis. This space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. We do not foresee any significant difficulties in obtaining any required additional space. We do not currently own any real property.

DESCRIPTION OF SECURITIES

Authorized Stock/ Common Stock

Our Articles of Incorporation authorize us to issue fifty million (50,000,000) shares of common stock, par value $0.001.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the board of directors authorizing the issuance of Common Stock, all rights to vote and all voting power shall be vested in the holders of Common Stock.  Each share of Common Stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the board of directors authorizing the issuance of Common Stock, cumulative voting by any shareholder is expressly denied.

No Preemptive Rights

Preemptive rights shall not exist with respect to shares of Common Stock or securities convertible into shares of Common Stock of the Company.

Dividends

We have not paid any cash dividends on our Common Stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our Common Stock will be paid in the future.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock.

Preferred Stock

The Company has no preferred stock authorized.

Warrants and Options

Options. The Company has not issued any options.

Common Stock Purchase Warrants. As of September 13, 2021, there are an aggregate 3,014,026 outstanding Common Stock Purchase Warrants (“Warrants”), the terms of which are summarized below:

Exercisability. The outstanding Common Stock Purchase Warrants (“Warrants”) are exercisable immediately upon issuance and at any time up to the date that is two years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the Warrants, is not available for the issuance of such shares of common stock underlying the Warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock, and dilutive issuances as defined in the Warrants.

Transferability. Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to the Company together with the appropriate instruments of transfer.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Warrants are governed by New York law.

Holders

As of September 13, 2021, we have 23,715,321 issued and outstanding shares of Common Stock, which are held by 250 shareholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

None

Transfer Agent and Registrar

Tego Cyber Inc. has appointed Signature Stock Transfer Inc. as its transfer agent. Signature’s address is 14673 Midway Road, Suite #220, Addison, Texas, 75001. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares. Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Additional Information

We refer you to our Articles of Incorporation, Bylaws, and the applicable provisions of the Nevada Revised Statues for a more complete description of the rights and liabilities of holders of our securities.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

The Company Overview

Tego Cyber Inc. is early stage provider of advanced cyberthreat intelligence for larger business enterprises. We currently offer a suite of related cyber security services including vulnerability assessments, cyber threat intelligence reporting, penetration testing, vCISO services, dark web monitoring, cybersecurity policy creation and review as well as ongoing enterprise employee training. We are also developing a threat intelligence platform which will work cohesively to improve the operational efficiency of an enterprise’s existing cyber security infrastructure. The platform, currently in beta testing, will be available for sale upon completion.

Corporate History and General Information about the Company

Tego Cyber Inc. was incorporated in the State of Nevada on September 6, 2019. Our year end is June 30. We are a development stage enterprise. Our principal office is located at 8565 S. Eastern Avenue, Suite 150, Las Vegas, NV 89123. Our telephone number is 855-939-0100 and our e-mail contact is info@tegocyber.com. Our website can be viewed at www.tegocyber.com. We created Tego to take advantage of the potential growth within the cyber security industry by capitalizing on our founding team’s established experience and reputation within the industry

Business and Market Summary

Organizations are increasingly at risk of being compromised as recent trends within cybersecurity statistics reveal huge increases in attacks leaving a trail of hacked and breached data. Cybersecurity issues continue to be a day-to-day struggle, for many businesses where commonalities of attacks within the digital and growing virtual workplace includes many end point opportunities such as local networks, laptop, tablet, and desktop computers, mobile, industrial control systems and more recently the expanding IoT (Internet of Things).

Digital risk protection is both a technical and business issue. It is a technical issue because any type of digital device can be accessed by cyber-criminals. It is also a business issue as many enterprises still have limited experience and lack awareness on the importance of securing personal customer and or private corporate information.

The Industry/Marketplace

The market for digital risk solutions is highly fragmented, intensely competitive, and constantly evolving. In terms of overall cyberthreats, a Juniper Research report on cybercrime from 2019, suggests that the cost of such malicious attacks will rise to US$5 trillion by 2024. To successfully defend against the malicious intent they face, it is necessary for the enterprise to adopt cybersecurity awareness, prevention, and security best practices, as a part of their corporate culture, to reduce and eliminate the inevitable financial risks presented by daily threats, attacks and breaches.

Overall, the cybersecurity marketplace is large. A consensus of current 2020 projections peg this market growing at a CAGR of 8% from USD $ 173 billion to USD $274 billion in 2026. The earlier stage, Threat Intelligence market segment within, is presently estimated to be worth USD $ 5.1 billion and is projected to grow at a CAGR of 19.7% to USD $12.53 billion by 2026.

The Company’s Presence in the Market

As an emerging provider of 'intelligent' threat intelligence and associated services, we will rely heavily on the established reputation and combined experience of our management team, specifically within intelligent, automated, and self-healing cyber security platforms. Members of our management team are globally recognized international speakers on cyber security specifically focusing on the topics of threat intelligence, ransomware, DDoS, cyber-crime trends, and cyber security careers and appear regularly as conference speakers and television security experts. We maintain a current web presence and share an online blog delivering the latest information on trends, threats, solutions, and general cybersecurity information.

Our Products & Services

Services

The following services are currently available to enterprise clients:

Vulnerability Assessments - Vulnerability Assessments are crucial in helping organizations identify what critical and high vulnerabilities may exist within their environments. Many clients have been surprised to discover devices on their networks that were not purchased by the organization and in some instanced, created a way for bad actors to breach the organization’s network. The vulnerability assessment is the first step in creating a complete strategy to protect the organization

Penetration Testing - A penetration test is an authorized simulated cyber-attack on the customer’s premise, network or devices to evaluate the security posture of the organization. The penetration test scope can vary widely from physical security tests to remote network testing based on the client’s needs.

vCisco - All organizations regardless of size need a cybersecurity leader to drive the cybersecurity strategy and reduce risk for the company. With Tego Cyber, your organization will work with a highly experienced virtual Chief Information Security Officer ("CISO"), not a cybersecurity analyst or cybersecurity manager.

DarkWeb Monitoring - Keeping an eye on compromised credentials is key in protecting an organization from credentialed cyber-attacks. Studies have found that people are notoriously bad at reusing passwords across accounts and when a employee’s personal password is compromised, it can lead to a compromise of the organization's security if the employee has recycled the password.

Cybersecurity Policy Creation & Review - Creating organizational policies on data security, data retention, and data destruction are important for companies that request sensitive information from customers. Additionally, organizations should create policies to govern employee usage of technology, email systems, and in some cases, social media.

Tabletop Exercises - Does your organization and employees know what to do if a cyber-attack occurs? A table-top exercise will take the company and key employees through the process so should an attack happen, the organization is prepared to react and begin taking appropriate steps towards recovery.

Cyber Threat Intelligence (CTI) reporting service - CTI reporting provides individuals or enterprises with custom cyber threat intelligence on issues such as social media impersonation, compromised email credentials, look-a-like domains, social media trends and possible DarkWeb presence. Tego had received many requests to leverage the threat intelligence used by the Tego Threat Intelligence Platform (TTIP) in a customized report and responded to this by developing a threat intelligence product aimed at providing real-time data to specific corporations and individuals. CTI reporting help individuals and organizations understand the threats that have, will, or are currently directly targeting them. Tego’s CTI reporting service is provided in real time based on emerging threats and on customized cadences defined by the client. The cost to the client will depend on the size and complexity of the client’s cyber footprint. Tego has signed one contract with an enterprise client.

The following product is currently under development:

Tego Threat Intelligence Platform

The Tego Threat Intelligence Platform blocks bad traffic before it reaches your network. The Tego Threat Intelligence Platform pulls in raw cyber threat intelligence from highly trusted sources including FBI Infragard, U.S. Department of Homeland Security, Abuse.CH, and SpamHAUS. Using a proprietary process the platform compiles, analyzes, and then delivers that data to an enterprise network in a format that is timely, informative, relevant, and compatible. Other platforms currently in the marketplace only identify potential threats, they do not provide specific details needed to counteract the threat such as the source and type of threat. The Tego Threat Intelligence Platform takes the process one step further by providing this additional critical information allowing network managers to proactively address any potential vulnerabilities saving time and money. The first version of the platform to be released will integrate with the widely accepted SPLUNK® platform to provide real-time threat intelligence to macro enterprises using SPLUNK® architecture. Planned future developments include developing the Tego Threat Intelligence Platform for compatibility with other SIEM systems and platforms.

We believe the Tego Threat Intelligence Platform will advance the practice of cyber security while becoming a critical component of a modern security infrastructure. The platform has many digital risk protection applications from ingestion by SIEM (Security Information and Event Management) software applications to integration with hardware devices. It ingests raw threat intelligence data from multiple open feed sources for processing within where it compiles, de-risks and reformats, then delivers in context and real-time, the threat intelligence data to the client's software or hardware devices. The first product to be released is an application that will integrate with the SPLUNK SIEM to provide real-time threat intelligence updates to assist companies with identifying, understanding, and resolving malicious data traffic and activities within their network. A simple diagram of how the SPLUNK app will work follows.

Pricing

Services.

The majority of our services will be offered on flat monthly fee basis or limited engagement period as necessary to complete the scope of work Vulnerability Assessments, Penetration Testing, Tabletop Exercisesand Cybersecurity Policy Creation & Review engagements typically will last 2 to 3 weeks per engagement and may further depend on the scope of the testing required. vCiso engagements will last 6 months on average and will be offered at a flat monthly fee. We will offer DarkWeb Monitoring as an accessible service to all clients at a low monthly fee

Products

We license our platform through a recurring fee arrangement where revenue is recognized on an annual basis following deployment to the customer. We also derive revenue from maintenance and support services on the licensed products. We recognize this revenue on a monthly basis as maintenance and support services are provided to customers. Purchasers of the Tego Threat Intelligence Platform will be invoiced at $75,000 per annum per installation.

Our revenue to date has been from one general cyber security contract which existed prior to the creation of Tego and belonged to our CEO on an individual basis which was then transferred into the Company upon incorporation.

Competition

We compete with an array of established and emerging security software and services vendors. As organizations increasingly embrace cloud platforms, IoT and other new networking technologies, they are becoming increasingly exposed to ever evolving cybercrimes. The introduction of new technologies and market entrants will continue to fuel an intense competitive environment as companies seek solutions to cybersecurity breaches.

Our competitors include vulnerability management and external assessment vendors, diversified security software and services vendors, and providers of threat intelligence platforms that compete with some of the features present in our solution such as Anomali, Recorded Future and Threat Quotient.

We compete based on several factors, including product functionality; scope of offerings; performance; brand, reputation, and customer satisfaction; ease of implementation, use and service; price, scalability, reliability, and security.

We believe that we will compete favorably with respect to these factors and are well positioned as an emerging provider of digital risk protection, data analysis, and professional services.

Strategic Partners and Suppliers

Our channel partners will provide us with additional leverage by assisting in closing customer transactions as part of larger security purchases, sourcing new prospects and securing maintenance renewals. Our first product integration is with Splunk Inc., a leader in Gartner’s 2020 Magic Quadrant (MQ) for Security Information and Event Management (SIEM). Splunk is recognized worldwide for the highest overall ability to execute. Thousands of organizations use Splunk as their SIEM for security monitoring, advanced threat detection, incident investigation and forensics, incident response, SOC automation and a wide range of security analytics and operations use cases.

The Tego Threat Intelligence Platform is an application that will be deployed and hosted initially in Splunk’s SplunkBase. Essentially, SplunkBase is an app store for Splunk users. You develop your app, submit it for approval and then post it up to SplunkBase so that Splunk users can download and utilize the app. https://splunkbase.splunk.com/apps/ Splunk does not require developers to apply or have an agreement with Splunk to develop for its platform. Information on Splunk’s developer program can be found at https://dev.splunk.com/enterprise/docs/welcome/

Operations

We will continue to develop the Tego Threat Intelligence Platform, including through the introduction of an SOC (Security Operations Center). We expect continued growth in the number of cloud and SaaS operations experts, to further our goal of delivering the best experience for our SaaS and TEGO Threat Intelligence Platform customers. Accordingly, personnel related costs within our SaaS development, threat intelligence platform, sales, and operations teams, will increase in line with our projected ARR and service revenue model.

Sales and Marketing

We leverage the uniqueness of our solution to create brand preference and build a strong sales pipeline while cultivating customer relationships to help drive revenue growth efficiently and effectively. Our go-to-market strategy targets those companies that are found on the Gartner Magic Quadrant and Forrester reports as these have the largest market share. Initially we will focus on integration within the SIEM market as this is where the data for all devices (hardware and software) resides for the enterprise customer.

Sales

We will sell our products and services through a direct inside sales team, a direct field sales team and indirect channel partner relationships. Teams will be designed to efficiently sell to organizations of all sizes and will initially focus on new customer acquisitions. As we expand, they will pursue, up-selling and cross-selling opportunities of new offerings to existing customers.

Teams will be organized by geography as well as by target organization size. The inside and field sales teams will focus on small and middle-market transactions, while larger or more complex transactions will be handled by highly trained sales consulting engineers to help define customer use cases, manage solution evaluations, and train channel partners.

Our sales force will work directly with, and be involved in sales to, substantially all of the end customers of our channel partners and we may sometimes engage a channel partner solely to assist with finalizing a purchase if for example the customer is working on broader software initiative with that channel partner. As growth allows, we intend to invest in a dedicated sales team focused on U.S. federal, state, and local government entities.

Marketing

We will focus our marketing efforts on increasing the strength of the ‘TEGO’ brand, communicating product advantages and business benefits, generating leads for our sales teams and channel partners while driving product adoption. We will deliver targeted content to demonstrate our threat intelligence platform and use digital advertising methods to deliver opportunities to our sales teams. We will engage with existing customers to provide education and awareness to promote expanded use of our software. We will work with our own researchers, as well as the broader security community, to share important information about vulnerabilities and threats through the online community, social media, and traditional public relations.

Intellectual Property

To protect our unpatented proprietary technologies and processes, we rely on trade secret laws and confidentiality agreements with our employee(s), consultants, channel partners and vendors. At present our only intellectual property is the Tego Threat Intelligence Platform which is currently still in development. The company will rely on provisional patents in the near term, filing for full patent protection, as necessary.

Subsidiaries

The Company has no subsidiaries.

Employees

We currently employ one full-time employee who is also the CEO, CFO, Secretary and Treasurer of the Company and has responsibility for all segments of our business. Additionally, we have four contracted consultants.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act, a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter).

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this Registration Statement.  Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the renewable energy industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this Registration Statement. All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

Overview

Tego Cyber, Inc. (was incorporated in the State of Nevada on September 6, 2019. We are an early-stage provider of advanced cyberthreat intelligence applications for larger business enterprises. The Company has developed a cyber threat intelligence application that integrates with top end security platforms to gather, analyze, then proactively identify threats to an enterprise network. The Tego Threat Intelligence Platform (TTIP) takes in vetted and curated threat data and after utilizing a proprietary process, the platform compiles, analyzes, and then delivers that data to an enterprise network in a format that is timely, informative, and relevant. The threat data provides additional context including specific details needed to identify and counteract threats so that security teams can spend less time searching for disparate information. The first version of the TTIP will integrate with the widely accepted SPLUNK platform to provide real-time threat intelligence to macro enterprises using the SPLUNK architecture. The Company plans on developing future versions of the TTIP for integration with other established SIEM systems and platforms including: Elastic, IBM QRadar, AT&T AlienVault, Exabeam, and LogRhythm.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND MARCH 31, 2020

The Company was incorporated on September 6, 2019 with a June 30 year-end, and therefore has limited comparable history.

Revenues

We are in our development stage and only generated $900 of revenue for the three months ended March 31, 2021 compared to $1,275 revenue for the comparable period ended March 31, 2020. The revenue came from consulting services.

Operating Expenses

We incurred total operating expenses of $125,735 for the three months ended March 31, 2021 compared to $12,511 operating expenses for the comparable period ended March 31, 2020. All of these expenses related to general and administrative expenses.

Net Loss

We incurred a net loss from operations of $124,835 for the three months ended March 31, 2021 compared to a net loss of $11,236 for the comparable period ended March 31, 2020.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 2021 AND MARCH 31, 2020

The Company was incorporated on September 6, 2019 and has a June 30 year-end, and therefore has limited comparable history.

Revenues

We are in our development stage and only generated $4,700 of revenue for the nine months ended March 31, 2021 compared to $1,275 revenue for the comparable period ended March 31, 2020. The revenue came from consulting services.

Operating Expenses

We incurred total operating expenses of $302,286 for the nine months ended March 31, 2021 compared to $38,361 total operating expenses for the comparable period ended March 31, 2020. All of these expenses related to general and administrative expenses.

Net Loss

We incurred a net operating loss of $297,586 for the nine months ended March 31, 2021 compared to a net loss of $37,086 for the comparable period ended March 31, 2020.

Liquidity and Capital Resources

As at March 31, 2021, the Company has a working capital deficit of $13,645, has an accumulated deficit of $473,478 and has earned limited revenue to cover its operating costs. We had $106,264 cash on hand and our burn rate is approximately $50,000 per month. Presently, our operations are being funded by funds previously raised and we believe our currently available capital resources are sufficient to sustain our operations for a minimum of two (2) months. The Company intends to fund future operations through equity financing arrangements. The ability of the Company to realize its business plan is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash Flow from Operating Activities

For the nine months ended March 31, 2021, the net cash used in activities by the Company was $258,608. The cash used in operating activities is related to operating expenses for the period and an increase in accounts payable and accrued liabilities.

Cash Flow from Investing Activities

For the nine months ended March 31, 2021, the net cash used in investing activities by the Company was $39,250.

Cash Flow from Financing Activities

For the nine months ended March 31, 2021, the net cash provided by financing activities by the Company was $322,250. The cash provided by financing activities is related to proceeds received from the issuance of our common stock and proceeds from convertible debts.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities. For these reasons, our auditors stated in their report on our unaudited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Future Financings

We will continue to rely on equity sales of our common shares and debt proceeds in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment, as such items are not required by us at this time or in the next twelve months.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Disagreements with Accountants on Accounting and Financial Disclosure

In connection with the review of the financial statements of the Company for the three months ended March 31, 2021, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Harbourside CPA’s opinion to the subject matter of the disagreement.

In connection with the financial statements of the Company for the three months ended March 31, 2021, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Critical Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the financial statements.

RESULTS OF OPERATIONS FROM SEPTEMBER 6, 2019 (INCEPTION) TO YEAR ENDED JUNE 30, 2020

Revenues

We are in our development stage and only generated $2,325 of revenue from September 6, 2019 (inception) to year ended June 30, 2020.

Operating Expenses

We incurred total operating expenses of $79,527 from September 6, 2019 (inception) to year ended June 30, 2020. All of these expenses related to general and administrative expenses, which included professional fees of $26,429 relating to legal and accounting costs incurred as part of the incorporation process of the Company. There is no historical financial data for the Company.

Net Loss

We incurred a net loss of $77,202 from September 6, 2019 (date of inception) to year ended June 30, 2020.

Liquidity and Capital Resources

As at June 30, 2020, the Company has a working capital surplus of $65,110, a net loss of $77,202 and has earned limited revenue to cover its operating costs. We had $81,872 cash on hand and our burn rate is approximately $15,000 per month. Presently, our operations are being funded by funds previously raised and we believe our currently available capital resources are sufficient to sustain our operations for a minimum of three (3) months. The Company intends to fund future operations through equity financing arrangements. The ability of the Company to realize its business plan is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash Flow from Operating Activities

From September 6, 2019 (inception) to year ended June 30, 2020, the cash flows used in the Company’s operating activities was $45,690. The use of cash flows for operating activities between these periods is not significant for the purposes of comparison.

Cash Flow from Investing Activities

From September 6, 2019 (inception) to year ended June 30, 2020, the net cash used in investing activities by the Company was $18,250.

Cash Flow from Financing Activities

From September 6, 2019 (inception) to year ended June 30, 2020, the net cash provided by financing activities by the Company was $145,812. The cash provided by financing activities is related to increases in proceeds received from sales of our common stock.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Future Financings

We will continue to rely on equity sales of our common shares and debt proceeds in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment, as such items are not required by us at this time or in the next twelve months.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Disagreements with Accountants on Accounting and Financial Disclosure

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the period from September 6, 2019 (inception) to year ended June 30, 2020; Harbouside CPA’s (formerly known as Buckley Dodds) report on the financial statements of the Company for the years ended June 30, 2020 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit and review of the financial statements of the Company from September 6, 2019 (inception) to year ended June 30, 2020, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Harbouside CPA’s opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company from September 6, 2019 (inception) to year ended June 30, 2020, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to Harbouside CPA prior to the date of filing of this Registration Statement on Form S-1, and requested that Harbourside CPA furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agreed with the statements in this Registration Statement on Form S-1. A copy of the letter furnished in response to that request is filed herewith.

Critical Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the financial statements.

Basis of Preparation

The accompanying financial statements have been prepared to present the statements of financial position, the statements of operations and comprehensive loss, statements of changes in shareholders’ deficit and cash flows of the Company for the period ended June 30, 2020, and have been prepared in accordance with US GAAP.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. During the period ended June 30, 2020, substantially all of the Company’s cash was held by major financial institutions located in the United States, which management believes are of high credit quality. With respect to accounts receivable, the Company extended credit based on an evaluation of the customer’s financial condition. The Company generally did not require collateral for accounts receivable and maintained an allowance for doubtful accounts of accounts receivable if necessary.

Cash

Cash consists of cash held at major financial institutions and is subject to insignificant risk of changes in value.

Receivables and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at net realizable value and do not bear interest. No allowance for doubtful accounts was made during the period ended June 30, 2020, based on management’s best estimate of the amount of probable credit losses in accounts receivable. The Company evaluates its allowance for doubtful accounts based upon knowledge of its customers and their compliance with credit terms. The evaluation process includes a review of customers’ accounts on a regular basis. The review process evaluates all account balances with amounts outstanding for more than 60 days and other specific amounts for which information obtained indicates that the balance may be uncollectible. As of June 30, 2020, there was no allowance for doubtful accounts and the Company does not have any off-balance-sheet credit exposure related to its customers.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The Company’s financial instruments include cash, current receivables and payables. These financial instruments are measured at their respective fair values. The three levels are defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

For cash, accounts receivables, subscription receivables, and accounts payable and accrued liabilities, it is management’s opinion that the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

Management believes it is not practical to estimate the fair value of related party receivables and payables because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Revenue Recognition

Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), was adopted by the Company as of September 6, 2019. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As revenues are and have been primarily from consulting and management services, and the Company has no significant post-delivery obligations, this new standard did not result in a material recognition of revenue on the Company’s accompanying financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Revenue from providing consulting and management services under Topic 606 is recognized in a manner that reasonably reflects the delivery of services to customers in return for expected consideration and includes the following elements:

● executed contracts with the Company’s customers that it believes are legally enforceable;
● identification of performance obligations in the respective contract;
● determination of the transaction price for each performance obligation in the respective contract;
● allocation of the transaction price to each performance obligation; and
● recognition of revenue only when the Company satisfies each performance obligation.

These five elements as applied to the Company’s consulting and management services results in revenue recorded as services are provided.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Foreign Currency Translation

The Company’s functional and reporting currency is United States dollars (“USD”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Earnings per Share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments unless the effect is to reduce a loss or increase earnings per share. The Company had no dilutive securities for the period ended June 30, 2020.

Recently Issued Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (the “FASB”) issued ASU 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 simplifies the accounting for nonemployee share-based payments, aligning it more closely with the accounting for employee awards.  These changes become effective for the Company’s fiscal year beginning July 1, 2020. Early application is permitted. At this time, the Company does not expect this standard to affect the Company’s financial position, results of operations or cash flows and disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) did not or are not expected to have a material impact on the Company's present or future financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers as of September 13, 2021:

Name and Age	Position(s) Held	Date of Appointment	Other Public Company Directorships
Shannon Wilkinson, 44	Director Chief Executive Officer Chief Financial Officer Secretary Treasurer	September 6, 2019	None
Troy Wilkinson, 44	Director President	September 6, 2019	None
Michael De Valera, 56	Director	September 6, 2019	None
Chris C. White, 49	Director	April 14, 2021	None

Term of Office

Should a vacancy exist, the Company’s Board of Directors has the power to nominate and appoint a director or directors to fill such vacancy, and each shall hold office until the next annual meeting of stockholders and until his/her successor shall have been duly elected and qualified.

Background and Business Experience

Shannon Wilkinson – Director, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

Shannon Wilkinson is a graduate from the University of Nevada, Las Vegas with a Bachelor's in Management Information Systems. She also earned her Master’s in Information Systems Management from the University of Phoenix. Shannon spent the first 12 years of her career overseas working for the United Nations Department of Peacekeeping Operations building mission critical software platforms. Upon her return to the US in February 2013, Shannon joined SocialWellth as Director of Software Development leading development teams in building software platforms for some of the largest healthcare organizations. She remained in that position until summer of 2015 when she left to co-found Axiom Cyber Solutions where she was responsible for the software development arm of the company, developing Axiom’s cloud based Polymorphic Cyber Defense Platform. She exited Axiom Cyber Solutions in June 2019 when Axiom was acquired by a private equity firm. In September 2019, Shannon co-founded Tego Cyber Inc. with a mission to develop an innovative threat intelligence platform and continue developing automated cybersecurity solutions to help companies respond to the ever-changing cyber threat landscape. Shannon works full time (30+ hours per week) in her capacity as Director, CEO, CFO, Secretary and Treasurer of Tego Cyber Inc.

Shannon was selected as the 2018 Las Vegas Women in Technology - Cybersecurity, 2017 Las Vegas Women in Technology Entrepreneur as well as appeared in the MyVEGAS Magazine Top 100 Women of Las Vegas in 2017 and 2018.

Troy Wilkinson – Director and President

Troy Wilkinson began his career in January 2000 as a Law Enforcement officer with the Conway Police Department where he remained until June 2007 when he joined a Joint Terrorism Task Force as a lead bomb investigator and violent crime homicide detective. In December 2008 Troy was recruited by the U.S. State Department to train police officers in Kosovo on cybercrime related matters where he earned a reputation as a top cybercrime investigator. Together with a team of international investigators he built the first IT forensics lab in the European Union Mission in Kosovo. After returning home to the U.S. in February 2013, Troy joined SocialWellth as its Infrastructure Security Director. He remained in that position until June 2014 when he accepted the position of Director of Information Technology for Litigation Services, LLC. In the summer of 2015, he co-founded Axiom Cyber Solutions with his wife Shannon Wilkinson and left in December of 2018 to accept the position of Executive Director of Information Security (CISO) with International Cruise and Excursion where he remained until August 2019. In addition to his role as Director and President of Tego Cyber Inc., Troy currently is the Global Head of Cybersecurity Operations for Interpublic Group of Companies (IPG) where he is responsible for all aspects of cyber defense for over 60,000 users in more than 130 countries. Troy spends 8-10 hours per week working with Tego in his capacity as Director and President.

Troy is a worldwide keynote speaker on cybersecurity, co-authored an Amazon Best Seller, and is featured on several news sources as a cybersecurity expert. Troy has contributed to numerous national syndicated publications on cybersecurity topics including ransomware, DDoS, cyber-crime trends, and cyber security careers.

Michael De Valera – Director

Michael De Valera has over thirty years of experience providing information technology services. In 1989 he co-founded Internet Computers, Inc. where he remained as one of the founding principles until January 2006 when he left to start his own company TechnoMedia Consulting, Inc. where he remains the sole principal to this day. TechnoMedia Consulting, Inc. provides information technology services for companies and organizations that are either too small to have their own dedicated IT departments or simply realize that specialized functionality is more efficiently and economically provided by a third party. His clients cover a broad range of organizations and industries. His undergraduate BA Finance studies, majoring in Finance and Economics, were at the University of Pennsylvania Wharton School of Finance. Michael currently dedicates up to 5 hours a week to Tego Cyber Inc. and will allocate more time when first product is launched. Michael has traveled extensively around the world and his personal interests include wine and cooking.

Chris White - Director

Chris White has over thirty years of experience in cyber security, telecommunications and automation. He most recently was the Deputy CISO / Director of Global Security Operations for The Interpublic Group of Companies, Inc. and has previously served as the Chief Technology Officer for EY MSS, Senior Security Engineer at AT&T, Senior Lead Engineer at General Dynamics AIS, and a member of the US Air Force. He holds a master's degree in Systems Engineering and a Bachelor of Science degree in Network Engineering from Regis University.

Term of Office

Each director serves for a term of one year and until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the shareholders.   Each officer serves for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified. Each member of the Advisory Board serves at the discretion of the Board of Directors.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. At this time, our Chief Executive Officer is devoted full time to the Company and our President devotes approximately 8-10 hours per week to the Company. The amount of time they will devote in any time period will vary based on the stage of the business and progress the company is making. Accordingly, once we are beyond the developmental phase our management will spend more time on our affairs.

Limitation of Liability and Indemnification Matters

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Identification of Significant Employees

We have no significant employees other than the aforementioned Officers and Directors.

Family Relationship

Shannon and Troy Wilkinson are husband and wife. Other than the foregoing, we currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

The Board of Directors is currently composed of four members. Ms. Shannon Wilkinson, Mr. Troy Wilkinson, Mr. Michael De Valera and Mr. Chris White. Ms. Wilkinson and Mr. Wilkinson do not qualify as an independent Directors in accordance with the published listing requirements of the NASDAQ Global Market as they both hold officer positions. Mr. Michael De Valera and Mr. Chris White do qualify as independent directors and neither are an officer of the Company. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management

Committees

We do not currently have an audit, compensation or nominating committee. The Board of Directors as a whole currently acts as our audit, compensation and nominating committees. We intend to establish an audit, compensation and nominating committee of our Board of Directors once we expand the Board to include one or more independent directors and intend to adopt a charter for each committee.

Our audit committee shall be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. Our compensation committee shall assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers and periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements. Our nominating committee shall assist the Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Since inception, we have not had a class of equity securities registered under the Securities Exchange Act of 1934, as amended. Hence, compliance with Section 16(a) thereof by our officers and directors was not required.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

EXECUTIVE COMPENSATION

Name and Principal Position		Fiscal Year Ended 6/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)
Shannon Wilkinson(1)(2)	2020	$29,700	-0-	$3,000	-0-	-0-	-0-	-0-	$32,700
CEO, CFO, Secretary, Treasurer, and Director
Troy Wilkinson(2)	2020	-0-	-0-	$3,000	-0-	-0-	-0-	-0-	$3,000
President and Director
Michael De Valera(2)	2020	-0-	-0-	$1,000	-0-	-0-	-0-	-0-	$1,000
Director

(1) Shannon Wilkinson received a salary of $5,000 per month; there is no formal employment contract in place for her employment.
(2) Each of Shannon Wilkinson, Troy Wilkinson and Michael De Valera received a stock award of founders shares at inception for their contributions to the conceptual plans of the Company. There are no arrangements for any future awards to be earned or issued.

Narrative Disclosure to Summary Compensation Table

We compensate our CEO, Shannon Wilkinson, $10,000 per month. There is no formal contract in place for her employment. Other than the foregoing, there are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation of Directors

Our directors receive no annual salary or bonus for their service as members of the Company’s board of directors.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Shannon Wilkinson, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Ms. Wilkinson collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 13, 2021, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own. Unless otherwise specified, the address of each of the persons set forth below is care of the Company at the address 8565 South Eastern Avenue, Suite 150, Las Vegas, Nevada, 89123.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Shannon Wilkinson (3)	3,000,000	12.65%
Troy Wilkinson (4)	3,000,000	12.65%
Michael De Valera (5)	1,020,000	4.30%
Chris C. White (6)	108,000	0.45%
All Officers, Directors and Beneficial Owners as a Group (4 persons)	7,128,000	30.05%
5% Holders Stephen Seminew (7)	1,000,000	4.21%

(1) The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on 23,715,321 issued and outstanding shares of common stock as of September 13, 2021.

(3) Shannon Wilkinson is a Director and the Company's CEO, CFO, Secretary and Treasurer. Her beneficial ownership includes 3,000,000 common shares.

(4) Troy Wilkinson is a Director and the Company’s President. His beneficial ownership includes 3,000,000 common shares.

(5) Michael De Valera is member of the Company’s Board of Directors. His beneficial ownership includes 1,020,000 common shares directly owned.

(6) Chris C. White is a member of the Company’s Board of Directors. His beneficial ownership includes 108,000 common shares directly owned.

(7) Stephen Semeniw is an early independent investor in the Company. His beneficial ownership includes 1,000,000 common shares directly owned.

Changes in Control

There are no present arrangements or pledges of the Company’s securities, which may result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Related parties are natural persons or other entities that have the ability, directly, or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

On the date of incorporation 8,000,000 shares were issued to directors and founders at par value as per the following in exchange for concept and services valued at $8,000: Shannon Wilkinson, Director, CEO, CFO, Secretary, Treasurer: 3,000,000; Troy Wilkinson, Director, President: 3,000,000; Michael De Valera, Director: 1,000,000; and Stephen Seminew, Co-Founder 1,000,000.

During the period ended June 30, 2020, there were transactions incurred between the Company and Shannon Wilkinson, Director, CEO, CFO, Secretary and Treasurer for management fees of $29,700 and reimbursement of expenses incurred on behalf of the Company. As of June 30, 2020, included in due to related parties, is $1,308 due to this officer.

During the period ended June 30, 2020, there were transactions incurred between the Company and Troy Wilkinson, Director and President of the Company for management fees of $3,000 and reimbursement of expenses incurred on behalf of the Company. As of June 30, 2020, included in due to related parties, is $50 due to this officer.

During the period ended June 30, 2020, there were transactions incurred between the Company and other related parties for management fees of $2,000.

During the three month and nine month period ended March 31, 2021, there were transactions incurred between the Company and Shannon Wilkinson, Director, CEO, CFO, Secretary and Treasurer for management fees of $24,500 (three months ended March 31, 2020 - $6,000) and $81,000 (nine months ended March 31, 2020 - $11,200).

On March 29, 2021, 100,000 shares were issued to Chris White, a director of the Company at a value of $0.25 per share for a total value of $25,000 in exchange for services.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●	Disclosing such transactions in reports where required;
●	Disclosing in any and all filings with the SEC, where required;
●	Obtaining disinterested directors consent; and
●	Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. However, all of the transactions described above were approved and ratified by our Board of Directors. In connection with the approval of the transactions described above, our Board of Directors, took into account several factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

●
Disclosing such transactions in reports where required;

●
Disclosing in any and all filings with the SEC, where required;

●
Obtaining disinterested directors consent; and

●
Obtaining shareholder consent where required.

Director Independence

Quotations for the Company’s common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company has two independent director, Michael De Valera and Chris White, as our other directors, Shannon Wilkinson and Troy Wilkinson, are each also an executive officer of the Company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Harbourside CPA (formerly known as Buckley Dodds LLP), our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Harbourside CPA has presented its report with respect to our audited financial statements. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of October 20, 2020, given their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares and warrants and its underlying securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Lockett + Horwitz, a Professional Law Corporation of Lake Forest, California is acting as our counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this offering. In the past, we have paid the law firm of Lockett + Horwitz for a portion of its services with our common stock. As of the filing of this Registration Statement, Lockett + Horwitz holds 41,085 shares of our common stock (which constitutes approximately 0.17% of the Registrant’s total issued and outstanding common stock) with a market value of approximately $32,868.
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●
read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

●
obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Ms. Shannon Wilkinson, Chief Executive Officer.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

TEGO CYBER, INC.

September 6, 2019 (Inception) through June 30, 2020

Index to Condensed Financial Statements (Unaudited) for period ended March 31, 2021	F-15
Interim Condensed Balance Sheet	F-16
Interim Condensed Statement of Operations and Comprehensive Loss	F-17
Interim Condensed Statement of Changes in Shareholders’ Equity	F-18
Interim Condensed Statement of Cash Flows	F-19
Notes to Interim Financial Statements	F-20

TEGO CYBER INC.
AUDITED FINANCIAL STATEMENTS
AS OF JUNE 30, 2020
(Expressed in US Dollars)

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Tego Cyber Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Tego Cyber Inc. (the “Company”) as of June 30, 2020, and the related statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the period from September 6, 2019 (date of inception) to June 30, 2020 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the results of its operations and its cash flows for the period from September 6, 2019 (date of inception) to June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the auditing standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures including examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that Tego Cyber Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

Vancouver, British Columbia	Buckley Dodds LLP
October 20, 2020	Chartered Professional Accountants

TEGO CYBER INC.
BALANCE SHEET
(Expressed in US Dollars)

June 30, 2020
ASSETS
Current assets
Cash	$81,872
Accounts receivable	150
Total current assets	82,022
Software	21,500
TOTAL ASSETS	$103,522

LIABILITIES & SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$15,554
Due to related parties	1,358
TOTAL LIABILITIES	16,912

SHAREHOLDERS’ EQUITY
Common shares 50,000,000 shares authorized $0.001 par value12,406,236 shares issued and outstanding at June 30, 2020	12,406
Additional paid in capital	175,906
Subscriptions receivable	(24,500)
Accumulated deficit	(77,202)
TOTAL SHAREHOLDERS’ EQUITY	86,610
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$103,522

The accompanying notes are an integral part of these financial statements

TEGO CYBER INC.
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in US Dollars)

From September 6, 2019 (date of inception) to June 30, 2020
REVENUE
Consulting fees	$2,325

OPERATING EXPENSES
Adverting & promotion	13,944
Bank charges & fees	777
Consultants & contractors	263
Legal & accounting	26,429
Management fees	34,700
Meals & entertainment	268
Office & administration	798
Rent & utilities	351
Subscriptions & dues	493
Travel & hotel	677
Website & internet	827
TOTAL OPERATING EXPENSES	79,527

NET LOSS	$(77,202)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	7,790,648

The accompanying notes are an integral part of these financial statements

TEGO CYBER INC.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
JUNE 30, 2020
(Expressed in US Dollars)

	Number of Shares	Common Stock Amount	Additional Paid-In Capital	Subscriptions Receivable	Accumulated Deficit	Total Shareholders' Equity
Balance, September 6, 2019 (date of inception)	-	$-	$-	$-	$-	$-
Shares issued to founders for services	8,000,000	8,000	-	-	-	8,000
Shares issued for services	1,000,000	1,000	9,000	-	-	10,000
Shares issued for cash	3,406,236	3,406	166,906	(24,500)	-	145,812
Shares issued for cash	-	-	-	-	-	-
Net loss for period ended June 30, 2020	-	-	-	-	(77,202)	(77,202)
Balance, June 30, 2020	12,406,236	$12,406	$175,906	$(24,500)	$(77,202)	$86,610

The accompanying notes are an integral part of these financial statements

TEGO CYBER INC.
STATEMENT OF CASH FLOWS
(Expressed in US Dollars)

From September 6, 2019 (date of inception) to June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	$(77,202)
Items not affecting cash
Shares issued for services	18,000
Changes in non-cash working capital items:
Accounts receivable	(150)
Accounts payable and accrued liabilities	12,304
Due to related parties	1,358
NET CASH USED IN OPERATING ACTIVITIES	(45,690)

CASH FLOWS FROM INVESTING ACTIVITIES
Software	(18,250)
NET CASH USED IN INVESTING ACTIVITIES	(18,250)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shares issued	145,812
NET CASH PROVIDED BY FINANCING ACTIVITIES	145,812

NET INCREASE IN CASH	81,872
CASH AT BEGINNING OF THE PERIOD	-
CASH AT END OF THE PERIOD	$81,872

Non-cash investing and financing activities:
Software included in accounts payable	$3,250
Shares issued included in subscriptions receivable	$24,500

The accompanying notes are an integral part of these audited financial statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Tego Cyber Inc. (the “Company”) was incorporated on September 6, 2019 in the State of Nevada. The Company has developed an automated threat intelligence defense platform that provides real-time protection against cyber-threats. The Company is focused on filling the cyber-security skills gap with automated cyber defense solutions, including a monthly software subscription to users of the multiple router and firewall manufacturers.

The Company’s head office is at at 8565 S. Eastern Ave. #150, Las Vegas, Nevada, 89123.

NOTE 2 – BASIS OF PRESENTATION

The accompanying audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). In the opinion of management, the financial statements include all adjustments of a normal recurring nature necessary for a fair statement of the results for the period presented.

The accompanying financial statements have been prepared to present the balance sheet, the statement of operations and comprehensive loss, statement of changes in shareholders’ equity and the statement of cash flows of the Company for the period from September 6, 2019 to June 30, 2020. The accompanying audited financial statements have been prepared in accordance with US GAAP using Company-specific information where available and allocations and estimates where data is not maintained on a Company-specific basis within its books and records. Due to the allocations and estimates used to prepare the financial statements, they may not reflect the financial position, cash flows and results of operations of the Company in the future or its operations, cash flows and financial position.

The preparation of financial statements in accordance with US GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

NOTE 3 – GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of the business. The Company has incurred material losses from operations and has an accumulated deficit. At June 30, 2020, the Company had a working capital surplus of $65,110. For the period ended June 30, 2020, the Company sustained net losses and generated negative cash flows from operations. In March 2020, the World Health Organization recognized the outbreak of COVID-19 as a global pandemic. The COVID-19 pandemic and government actions implemented to contain the further spread of COVID-19 have severely restricted economic activity around the world. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. These adjustments could be material. The Company’s continuation as a going concern is contingent upon its ability to earn adequate revenues from operations and to obtain additional financing. There is no assurance that the Company will be able to obtain such financings or obtain them on favorable terms.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the financial statements.

Basis of Preparation

The accompanying financial statements have been prepared to present the balance sheet, the statement of operations and comprehensive loss, statement of changes in shareholders’ equity and statement of cash flows of the Company for the period ended from September 6, 2019 to June 30, 2020, and have been prepared in accordance with US GAAP.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. As at June 30, 2020, substantially all of the Company’s cash was held by major financial institutions located in the United States, which management believes are of high credit quality. With respect to accounts receivable, the Company extended credit based on an evaluation of the customer’s financial condition. The Company generally did not require collateral for accounts receivable and maintained an allowance for doubtful accounts of accounts receivable if necessary.

Cash

Cash consists of cash held at major financial institutions and is subject to insignificant risk of changes in value.

Receivables and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at net realizable value and do not bear interest. No allowance for doubtful accounts was made during the period ended June 30, 2020, based on management’s best estimate of the amount of probable credit losses in accounts receivable. The Company evaluates its allowance for doubtful accounts based upon knowledge of its customers and their compliance with credit terms. The evaluation process includes a review of customers’ accounts on a regular basis. The review process evaluates all account balances with amounts outstanding for more than 60 days and other specific amounts for which information obtained indicates that the balance may be uncollectible. As of June 30, 2020, there was no allowance for doubtful accounts and the Company does not have any off-balance-sheet credit exposure related to its customers.

Software

Software is stated at cost less accumulated amortization and is depreciated using the straight-line method over the estimated useful life of the asset. The estimated useful life of the asset is 5 years and is not depreciated until it is available for use by the Company.

Leases

The Company determines if an arrangement is a lease at inception. Operating and financing right-of-use assets and lease liabilities are included on the balance sheet. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate, based on the information available at the commencement date, in determining the present value of future lease payments. Right-of-use assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Operating lease expenses are recognized on a straight-line basis over the term of the lease, consisting of interest accrued on the lease liability and depreciation of the right-of-use asset. The lease terms may include options to extend or terminate the lease is it is reasonably certain the Company will exercise that option. As at June 30, 2020, the Company had no leases.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The Company’s financial instruments include cash, current receivables and payables. These financial instruments are measured at their respective fair values. The three levels are defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

For cash, accounts receivable, accounts payable and accrued liabilities and due to related parties, it is management’s opinion that the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

Revenue Recognition

Revenue from providing consulting and management services is recognized in a manner that reasonably reflects the delivery of services to customers in return for expected consideration and includes the following elements:

-
executed contracts with the Company’s customers that it believes are legally enforceable;
-
identification of performance obligations in the respective contract;
-
determination of the transaction price for each performance obligation in the respective contract;
-
allocation of the transaction price to each performance obligation; and
-
recognition of revenue only when the Company satisfies each performance obligation.

These five elements as applied to the Company’s consulting services results in revenue recorded as services are provided.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Foreign Currency Translation

The Company’s functional and reporting currency is United States dollars (“USD”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss).

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. If applicable, diluted earnings (loss) per share assume the conversion, exercise or issuance of all common stock instruments unless the effect is to reduce a loss or increase earnings (loss) per share. The Company had no dilutive securities for the period ended June 30, 2020.

Recently Issued Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-13, “Measurement of Credit Loss on Financial Instruments”, ASU 2016-13 replaces the current incurred loss impairment methodology with the expected credit loss impairment model, which requires consideration of a broader range of reasonable and supportable information to estimate expected credit losses over the life of the instrument instead of only when losses are incurred. This standard applies to financial assets measured at amortized cost and investments in leases recognized by the lessor. At this time, the Company does not expect this standard to affect the Company’s balance sheet, results of operations or cash flows and disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) did not or are not expected to have a material impact on the Company's present or future financial statements.

NOTE 5 – SOFTWARE

Software consisted of the following at June 30, 2020:

	Cost	Accumulated Amortization	June 30, 2020

Software, net	$21,500	$-	$21,500

As of June 30, 2020, the software is not in use and no depreciation has been recorded for the period then ended.

NOTE 6 – RELATED PARTY TRANSACTIONS

Related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Related parties are natural persons or other entities that have the ability, directly, or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

On the date of incorporation 8,000,000 shares were issued to directors and founders at par value as per the following in exchange for concept and services valued at $8,000: Shannon Wilkinson, Director, CEO, CFO, Secretary, Treasurer: 3,000,000; Troy Wilkinson, Director, President: 3,000,000; Michael De Valera, Director: 1,000,000; and Stephen Seminew, Co-Founder 1,000,000.

During the period ended June 30, 2020, there were transactions incurred between the Company and Shannon Wilkinson, Director, CEO, CFO, Secretary and Treasurer for management fees of $29,700 and reimbursement of expenses incurred on behalf of the Company. As of June 30, 2020, included in due to related parties, is $1,308 due to this officer.

During the period ended June 30, 2020, there were transactions incurred between the Company and Troy Wilkinson, Director and President of the Company for management fees of $3,000 and reimbursement of expenses incurred on behalf of the Company. As of June 30, 2020, included in due to related parties, is $50 due to this officer.

During the period ended June 30, 2020, there were transactions incurred between the Company and other related parties for management fees of $2,000.

NOTE 7 – COMMON SHARES

At June 30, 2020, the Company’s authorized capital consisted of 50,000,000 of common shares with a $0.001 par value and 12,406,236 shares were issued and outstanding.

On November 4, 2019, the Company issued 8,000,000 shares to the founders with a fair value of $8,000 in exchange for services.

On November 15, 2019, the Company issued 1,000,000 shares to two non-related parties with a fair value of $10,000 in exchange for services.

During the period from November 15, 2019 to June 30, 2020, the Company completed various private placements whereby a total of 3,406,236 common shares were issued at a price of $0.05 per share for a total value of $170,312. As at June 30, 2020, $24,500 of the subscriptions still remains receivable.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company leases its corporate office located at 8565 S. Eastern Ave. #150, Las Vegas, Nevada. The initial lease term is for 12 months commencing on September 13, 2019 after which the term is on a month-to-month basis. After the initial term, the Company may cancel the lease agreement at any time by providing 30 days written notice. The Company has elected the short-term lease practical expedient of 12 months and has not recorded a lease.

NOTE 9 – INCOME TAXES

As of June 30, 2020, the Company was in a loss position; therefore no deferred tax liability was recognized related to the undistributed earnings subject to withholding tax.

Net operating loss carry forward of the Company, amounted to $77,202 for the period ended June 30, 2020. The net operating loss carry forwards are available to be utilized against future taxable income for years through calendar year 2040. In assessing the reliability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled projected future taxable income, and tax planning strategies in making this assessment.

NOTE 10 – SUBSEQUENT EVENTS

Subsequent to June 30, 2020, the Company issued a total of 370,000 shares for total cash proceeds of $15,000.

The recent outbreak of the coronavirus, also known as “COVID-19”, has spread across the globe and is impacting worldwide economic activity. Conditions surrounding the coronavirus continue to rapidly evolve and government authorities have implemented emergency measures to mitigate the spread of the virus. The outbreak and the related mitigation measures may have an adverse impact on global economic conditions as well as on the Company’s business activities. The extent to which the coronavirus may impact the Company’s business activities will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. These events are highly uncertain and as such, the Company cannot determine their financial impact at this time.

TEGO CYBER INC.
INTERIM CONDENSED FINANCIAL STATEMENTS
(Unaudited)
AS OF MARCH 31, 2021
(Expressed in US Dollars)

TABLE OF CONTENTS

FINANCIAL STATEMENTS

Interim Condensed Balance Sheet	16

Interim Condensed Statement of Operations and Comprehensive Loss	17

Interim Condensed Statement of Changes in Shareholders’ Equity	18

Interim Condensed Statement of Cash Flows	19

Notes to Interim Financial Statements	F-20-F-26

TEGO CYBER INC.
INTERIM CONDENSED BALANCE SHEET
AS AT MARCH 31, 2021 AND JUNE 30, 2020
(Expressed in US Dollars)
(Unaudited)

	March 31, 2021	June 30, 2020
ASSETS
Current assets
Cash	$106,264	$81,872
Accounts receivable	1,150	150
Total current assets	107,414	82,022
Software	65,750	21,500
TOTAL ASSETS	$173,164	$103,522

LIABILITIES & SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$36,890	$15,554
Due to related parties	-	1,358
Convertible debts	84,169	-
TOTAL LIABILITIES	121,059	16,912

SHAREHOLDERS’ EQUITY
Common shares 50,000,000 shares authorized $0.001 par value 13,400,236 shares issued and outstanding at March 31, 2021 12,406,236 shares issued and outstanding at June 30, 2020	13,400	12,406
Additional paid in capital	520,183	175,906
Subscriptions receivable	(8,000)	(24,500)
Accumulated deficit	(473,478)	(77,202)
TOTAL SHAREHOLDERS’ EQUITY	52,105	86,610
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$173,164	$103,522

The accompanying notes are an integral part of these financial statements.

TEGO CYBER INC.
INTERIM CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE PERIODS ENDED MARACH 31, 2021 AND 2020
(Expressed in US Dollars)
(Unaudited)

	3-Months Ended March 31, 2021	3-Months Ended March 31, 2020	9-Months Ended March 31, 2021	September 6, 2019 (date of inception) to March 31, 2020
REVENUE
Consulting fees	$900	$1,275	$4,700	$1,275

OPERATING EXPENSES
Adverting & promotion	11,062	2,719	30,607	7,747
Bank charges & fees	490	305	1,697	506
Contractors	3,400	263	3,400	263
Exchange & listing fees	35,250	-	44,246	-
Interest on short-term debt	3,324	-	3,850	-
Investor relations	2,749	-	5,498	-
Legal & accounting	17,820	1,500	101,810	8,225
Management fees	49,500	6,000	106,000	19,200
Meals & entertainment	750	229	929	250
Office & administration	430	200	1,503	210
Rent & utilities	137	78	371	234
Subscriptions & dues	283	222	579	222
Travel & hotel	-	576	313	678
Website & internet	540	419	1,483	826
TOTAL OPERATING EXPENSES	125,735	12,511	302,286	38,361
LOSS FROM OPERATIONS	(124,835)	(11,236)	(297,586)	(37,086)

OTHER INCOME (EXPENSE)
Accretion expense	(59,213)	-	(71,724)	-
Financing fees	(15,482)	-	(26,966)	-
TOTAL OTHER INCOME (EXPENSE)	(74,695)	-	(98,690)	-

NET LOSS	$(199,530)	$(11,236)	$(396,276)	$(37,086)
BASIC AND DILUTED LOSS PER COMMON SHARE Basic and diluted	$(0.02)	$(0.00)	$(0.03)	$(0.00)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING Basic and diluted	13,152,503	9,734,700	12,964,601	9,734,700

The accompanying notes are an integral part of these financial statements

TEGO CYBER INC.
INTERIM CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE NINE-MONTHS PERIOD ENDED MARCH 31, 2021
(Expressed in US Dollars)
(Unaudited)

	Number of Shares	Common Stock Amount	Additional Paid-In Capital	Subscriptions Receivable	Accumulated Deficit	Total Shareholders' Equity
Balance, September 6, 2019 (date of inception)	-	-	-	-	-	-
Shares issued	9,290,380	9,290	23,229	-	-	32,519
Net loss for the period ended March 31, 2020	-	-	-	-	(37,086)	(37,086)
Balance, March 31, 2020	9,290,380	$9,290	$23,229	$-	$(37,086)	$4,567

Balance, June 30, 2020	12,406,236	12,406	175,906	(24,500)	(77,202)	86,610
Private placement	696,000	696	73,304	16,500	-	90,500
Shares issued for services	100,000	100	24,900	-	-	25,000
Shares issued as transaction costs for debt	198,000	198	32,802	-	-	33,000
Equity portion of convertible debts	-	-	124,453	-	-	124,453
Warrants issued with convertible debts	-	-	88,818	-	-	88,818
Net loss for period ended March 31, 2021	-	-	-	-	(396,276)	(396,276)
Balance, March 31, 2021	13,400,236	$13,400	$520,183	$(8,000)	$(473,478)	$52,105

The accompanying notes are an integral part of these financial statements

TEGO CYBER INC.
INTERIM CONDENSED STATEMENT OF CASH FLOWS
FOR THE PERIODS ENDED MARCH 31, 2021 AND JUNE 30, 2020
(Expressed in US Dollars)
(Unaudited)

	Nine-Months Ended March 31, 2021	September 6, 2019 (date of inception) to March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(396,276)	$(37,086)
Items not affecting cash
Accretion expense on convertible debts	71,725	-
Financing fees	26,965	-
Shares issued for services	25,000	18,000
Changes in non-cash working capital items:
Accounts receivable	(1,000)	-
Accounts payable and accrued liabilities	16,336	-
Due to related parties	(1,358)	1,284
Deferred revenue	-	300
NET CASH USED IN OPERATING ACTIVITIES	(258,608)	(17,502)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of software	(39,250)	(15,750)
NET CASH USED IN INVESTING ACTIVITIES	(39,250)	(15,750)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shares issued	74,000	36,735
Proceeds from convertible debt	260,000	-
Convertible debt issuance costs	(28,250)	-
Collection of subscription receivable	16,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	322,250	36,735

NET INCREASE (DECREASE) IN CASH	24,392	3,483
CASH AT BEGINNING OF THE PERIOD	81,872	-
CASH AT END OF THE PERIOD	$106,264	$3,483

Non-cash investing and financing activities:
Software included in accounts payable and accrued liabilities	$5,000	$-
Shares issued with convertible debt	$33,000	$-
Warrants issued with convertible debt	$88,818	$-
Equity portion of convertible debts	$124,453	$-

The accompanying notes are an integral part of these audited financial statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Tego Cyber Inc. (the “Company”) was incorporated on September 6, 2019 in the State of Nevada. The Company has developed a threat intelligence platform designed to source then identify threats to an enterprise network before the threat has entered and caused irreparable harm. Tego also offer advanced cybersecurity consulting services including vulnerability assessments, penetration testing, vCISO services, dark web monitoring, cybersecurity policy creation and employee training.

The Company’s head office is at at 8565 S. Eastern Ave. #150, Las Vegas, Nevada, 89123.

NOTE 2 – BASIS OF PRESENTATION

The accompanying interim condensed financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to US GAAP rules and regulations for presentation of interim financial information. Therefore, the unaudited interim condensed financial statements should be read in conjunction with the financial statements and the notes thereto, included in the Company’s audited financial statements for the year ended June 30, 2020. Current and future financial statements may not be directly comparable to the Company’s historical financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended June 30, 2020. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending June 30, 2021.

NOTE 3 – GOING CONCERN UNCERTAINTY

The accompanying unaudited interim condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of the business. The Company has incurred material losses from operations and has an accumulated deficit. At March 31, 2021, the Company had a working capital deficit of $13,645 (June 30, 2020 - surplus of $65,110). For the nine-month period ended March 31, 2021, the Company sustained net losses and generated negative cash flows from operations. In March 2020, the World Health Organization recognized the outbreak of COVID-19 as a global pandemic. The COVID-19 pandemic and government actions implemented to contain the further spread of COVID-19 have severely restricted economic activity around the world. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The interim condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. These adjustments could be material. The Company’s continuation as a going concern is contingent upon its ability to earn adequate revenues from operations and to obtain additional financing. There is no assurance that the Company will be able to obtain such financing or obtain them on favorable terms.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the interim condensed financial statements. The interim condensed financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to US GAAP and have been consistently applied in the preparation of the interim condensed financial statements.

Basis of Preparation

The accompanying interim condensed financial statements have been prepared to present the balance sheet, the statement of operations and comprehensive loss, statement of changes in shareholders’ equity and statement of cash flows of the Company for the nine month period ended March 31, 2021, and have been prepared in accordance with US GAAP.

Use of Estimates

In preparing the interim condensed financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the interim condensed financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. As at March 31, 2021, substantially all of the Company’s cash was held by major financial institutions located in the United States, which management believes are of high credit quality. With respect to accounts receivable, the Company extended credit based on an evaluation of the customer’s financial condition. The Company generally did not require collateral for accounts receivable and maintained an allowance for doubtful accounts of accounts receivable if necessary.

Cash

Cash consists of cash held at major financial institutions and is subject to insignificant risk of changes in value.

Receivables and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at net realizable value and do not bear interest. No allowance for doubtful accounts was made during the nine month period ended March 31, 2021, based on management’s best estimate of the amount of probable credit losses in accounts receivable. The Company evaluates its allowance for doubtful accounts based upon knowledge of its customers and their compliance with credit terms. The evaluation process includes a review of customers’ accounts on a regular basis. The review process evaluates all account balances with amounts outstanding for more than 60 days and other specific amounts for which information obtained indicates that the balance may be uncollectible. As of March 31, 2021, there was no allowance for doubtful accounts and the Company does not have any off-balance-sheet credit exposure related to its customers.

Software

Software is stated at cost less accumulated amortization and is depreciated using the straight-line method over the estimated useful life of the asset. The estimated useful life of the asset is 5 years and is not depreciated until it is available for use by the Company.

Leases

The Company determines if an arrangement is a lease at inception. Operating and financing right-of-use assets and lease liabilities are included on the balance sheet. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses its incremental borrowing rate, based on the information available at the commencement date, in determining the present value of future lease payments. Right-of-use assets include any prepaid lease payments and exclude any lease incentives and initial direct costs incurred. Operating lease expenses are recognized on a straight-line basis over the term of the lease, consisting of interest accrued on the lease liability and depreciation of the right-of-use asset. The lease terms may include options to extend or terminate the lease is it is reasonably certain the Company will exercise that option. As at March 31, 2021, the Company had no leases.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The Company’s financial instruments include cash, current receivables and payables, convertible debts, and warrants. These financial instruments are measured at their respective fair values.

The three levels are defined as follows:

Fair Value of Financial Instruments (continued)

Level 1 - inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

For cash, accounts receivable, accounts payable and accrued liabilities and due to related parties, it is management’s opinion that the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

For convertible debts, the carrying values, excluding any unamortized discounts, approximate the respective fair value. The convertible debts have been discounted to reflect their net present value as at March 31, 2021. The carrying values of embedded conversion features not considered to be derivative instruments were determined by allocating the remaining carrying value of the convertible debt after deducting the estimated carrying value of the liability portion.

Estimating fair value for warrants require determining the most appropriate valuation model which is dependent on the terms and conditions of the grant. This estimate requires determining the most appropriate inputs to the valuation model including the expected life of the warrant, volatility, dividend yield, and rate of forfeitures and making assumptions about them.

Revenue Recognition

Revenue from providing consulting and management services is recognized in a manner that reasonably reflects the delivery of services to customers in return for expected consideration and includes the following elements:
-   executed contracts with the Company’s customers that it believes are legally enforceable;
-   identification of performance obligations in the respective contract;
-   determination of the transaction price for each performance obligation in the respective contract;
-   allocation of the transaction price to each performance obligation; and
-   recognition of revenue only when the Company satisfies each performance obligation.

These five elements as applied to the Company’s consulting services results in revenue recorded as services are provided.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Foreign Currency Translation

The Company’s functional and reporting currency is United States dollars (“USD”). The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss).

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. If applicable, diluted earnings (loss) per share assume the conversion, exercise or issuance of all common stock instruments unless the effect is to reduce a loss or increase earnings per share.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) did not or are not expected to have a material impact on the Company's present or future financial statements.

NOTE 5 – SOFTWARE

Balance, September 6, 2019	$-
Additions	21,500
Depreciation	-
Balance, June 30, 2020	21,500
Additions	44,250
Depreciation	-
Balance, March 31, 2021	$65,750

As of June 30, 2020 and March 31, 2021, the software is not in use and no depreciation has been recorded for the periods then ended.

NOTE 6 – RELATED PARTY TRANSACTIONS

Related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Related parties are natural persons or other entities that have the ability, directly, or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

On the date of incorporation 8,000,000 shares were issued to directors and founders at par value as per the following in exchange for concept and services valued at $8,000: Shannon Wilkinson, Director, CEO, CFO, Secretary, Treasurer: 3,000,000; Troy Wilkinson, Director, President: 3,000,000; Michael De Valera, Director: 1,000,000; and Stephen Seminew, Co-Founder: 1,000,000.

During the three month and nine month period ended March 31, 2021, there were transactions incurred between the Company and Shannon Wilkinson, Director, CEO, CFO, Secretary and Treasurer for management fees of $24,500 (three months ended March 31, 2020 - $6,000) and $81,000 (9 months ended March 31, 2020 - $11,200).

On March 29, 2021, 100,000 shares were issued to Chris White, a director of the Company at a value of $0.25 per share for a total value of $25,000 in exchange for services.
At March 31, 2021, there was a balance of $Nil (June 30, 2020 - $1,358) due to directors of the Company.

NOTE 7 – COMMON SHARES

At March 31, 2021, the Company’s authorized capital consisted of 50,000,000 of common shares with a $0.001 par value and 13,400,236 shares were issued and outstanding.

During the period ended June 30, 2020, the Company incurred the following transactions:

On November 4, 2019, the Company issued 8,000,000 shares to the founders with a fair value of $8,000 in exchange for services.

On November 15, 2019, the Company issued 1,000,000 shares to two non-related parties with a fair value of $10,000 in exchange for services.

During the period from November 21, 2019 to March 31, 2020, the Company completed various private placements whereby a total of 290,380 common shares were issued at a price of $0.05 per share for a total value of $14,519.

During the nine- month period ended March 31, 2021, the Company incurred the following transactions:

During the period from July 2, 2020 to July 31, 2020, the Company completed various private placements whereby a total of 500,000 common shares were issued at a price of $0.05 per share for a total value of $25,000.

During the period from November 24, 2020 to March 31, 2021, the Company completed various private placements whereby a total of 196,000 common shares were issued at a price of $0.25 per share for a total value of $49,500.

As at March 31, 2021, the Company had a remaining balance of share subscriptions received of $8,000 for shares to be issued.
On December 28, 2020, the Company issued 110,000 shares to a non-related party at a price of $0.10 per share for a total value of $11,000 as commitment shares in exchange for services related to the issuance of convertible debt on Note 8 (b).

On March 29, 2021, the Company issued 88,000 shares to a non-related party at a price of $0.25 per share for a total value of $12,000 as debt issuance costs related to the issuance of convertible debt on Note 8 (c).

On March 29, 2021, the Company issued 100,000 shares to a director of the Company at a price of $0.25 per share for a total value of $25,000 in exchange for services.

Warrants

During the nine-month period ended March 31, 2021, the Company granted an aggregate of 2,200,000 warrants with a contractual life of two years and exercise price of $0.25 per share to lenders as part of the convertible debt financing transaction (Note 8 (b)).

The warrants were valued at $88,818 using the Black Scholes Option Pricing Model with the assumptions outlined below. The stock price was based on recent issuances. Expected life was based on the expiry date of the warrants as the Company did not have historical exercise data of such warrants.

March 31, 2021
Stock price	$0.25
Risk-free interest rate	1.06%
Expected life	2 years
Expected dividend rate	0%
Expected volatility	102.03%

Continuity of the Company’s common stock purchase warrants issued and outstanding is as follows:

	Number of Warrants	Weighted Average Exercise Price
Outstanding, June 30, 2020	-	$-
Granted	2,200,000	0.25
Exercised	-	-
Expired	-	-
Outstanding, March 31, 2021	2,200,000	$0.25

As at March 31, 2021, the weighted average remaining contractual life of warrants outstanding was 1.24 years with an intrinsic value of $0.13.

NOTE 8 – CONVERTIBLE DEBTS

(a)
On November 10, 2020, the Company issued two convertible debts in the principal amount of $20,000 each in exchange for cash. Each convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days lapsed, is convertible at $0.10 per 1 common share, and matures in six months on May 10, 2021. The carrying value of beneficial conversion features not considered to be derivative instruments were determined by allocating the intrinsic value of the conversion features from proceeds. As a result, all of $40,000 proceeds were allocated to the beneficial conversion feature, recorded as equity portions of convertible debt and there were no remaining proceeds available for allocation to the liability portion of the convertible debt. Each convertible debt was discounted by the amounts allocated to the conversion features. As at March 31, 2021, the carrying value of each convertible debt was $15,580 for a total of $31,160 (December 31, 2019 - $Nil).

(b)
On December 28, 2020, the Company entered into a securities purchase agreement with a non-related party. Pursuant to this agreement, the Company issued a convertible debt in the principal amount of $120,000 at $110,000 with $10,000 original issue discount. In connection with this note, the Company paid an additional $15,000 in cash transaction costs, issued 110,000 common shares valued at $11,000 in transaction costs, and issued 1,100,000 warrants exercisable at $0.25 per share, expiring on December 28, 2022. The warrants were calculated to have a relative fair value of $67,555, which was reduced by the equity components of the transaction costs of $20,657, leaving a value of $46,898 as at March 31, 2021. This convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days lapsed, is convertible at $0.10 per 1 common share, and matures in nine months on September 28, 2021.

The proceeds were allocated between the convertible debt and warrants on a relative fair value basis, and the issuance costs were proportioned accordingly. The fair value of the convertible debt was calculated using the present value of the debt and related interest at 12% incremental borrowing rate as the discount rate. The warrants were valued using the Black Scholes Option Pricing Model (Note 7).

The carrying value of beneficial conversion features not considered to be derivative instruments was determined by allocating $41,961 for the intrinsic value of the conversion features from the remaining proceeds allocated to the convertible debt after conducting the amount allocated to the warrants. As such, there were no remaining proceeds available for allocating to the liability portion of the convertible debt. As at March 31, 2020, the carrying value of this convertible debt was $45,106 (December 31, 2019 - $Nil) net of $74,894 unamortized discounts.

(c)
On March 25, 2021, the Company entered into a securities purchase agreement with a non-related party. Pursuant to this agreement, the Company issued a convertible debt in the principal amount of $120,000 at $110,000 with $10,000 original issue discount. In connection with this note, the Company paid an additional $13,250 in cash transactions, issued 88,000 common shares valued at $22,000 in transaction costs, and issued 1,100,000 warrants exercisable at $0.25 per share, expiring on March 25, 2023. The warrants were calculated to have a relative fair value of $74,026, which was reduced by the equity components of the transaction costs of $32,106, leaving a value of $41,920 as at March 31, 2021. This convertible debt is unsecured, bears interest at 8% per annum compounded on the basis of a 365-day year and actual days lapsed, is convertible at $0.10 per 1 common share, and matures in nine months on December 25, 2021.

The proceeds were allocated between the convertible debt and warrants on a relative fair value basis, and the issuance costs were proportioned accordingly. The fair value of the convertible debt was calculated using the present value of the debt and related interest at 12% incremental borrowing rate as the discount rate. The warrants were valued using the Black Scholes Option Pricing Model (Note 7).

The carrying value of beneficial conversion features not considered to be derivative instruments was determined by allocating $42,492 for the intrinsic value of the conversion features from the remaining proceeds allocated to the convertible debt after conducting the amount allocated to the warrants. As such, there were no remaining proceeds available for allocating to the liability portion of the convertible debt. As at March 31, 2020, the carrying value of this convertible debt was $7,903 (December 31, 2019 - $Nil) net of $112,097 unamortized discounts.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company leases its corporate office located at 8565 S. Eastern Ave. #150, Las Vegas, Nevada. The initial lease term is for 12 months commencing on September 13, 2019 after which the term is on a month-to-month basis. After the initial term, the Company may cancel the lease agreement at any time by providing 30 days written notice. The Company has elected the short-term lease practical expedient of 12 months and has not recorded a lease.

NOTE 10 – INCOME TAXES

As of March 31, 2021, the Company was in a loss position; therefore, no deferred tax liability was recognized related to the undistributed earnings subject to withholding tax.

Net operating loss carry forward of the Company, amounted to $473,478 for the nine month period ended March 31, 2021 (March 31 2020 - $37,086). The net operating loss carry forwards are available to be utilized against future taxable income for years through calendar year 2041. In assessing the reliability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled projected future taxable income, and tax planning strategies in making this assessment.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all such expenses.

Securities and Exchange Commission Registration Fee	$100.00
Audit Fees and Expenses	$1000.00
Legal Fees and Expenses	$30,000.00
Transfer Agent and Registration Fees and Expenses	$2,500.00

Total	$33,600*
* Estimate Only

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for the indemnification of our officers and directors to the extent provided by the Nevada Revised Statutes (“NRS”), as follows.

Nevada Revised Statutes

Pursuant to Section 78.7502(1) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees, judgments, fines, and settlements actually and reasonably incurred by the officer or director in connection with the action, suit or proceeding if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the officer or director is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe that his or her conduct was unlawful.

Pursuant to Section 78.7502(2) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees and settlements actually and reasonably incurred by the officer or director in connection with the defense or settlement of the action or suit if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which an officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

RECENT SALES OF UNREGISTERED SECURITIES.

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on an exemption from registration, discussed below:

On November 4, 2019, the Company issued 8,000,000 shares to the founders with a fair value of $8,000 in exchange for concept development and services valued at $8,000.

On November 15, 2019, the Company issued 1,000,000 shares to two non-related parties with a fair value of $10,000 in exchange for services.

During the period from November 21, 2019 to June 30, 2020, the Company sold a total of 3,706,236 common shares in a private placement to friends and family at a price of $0.05 per share for a total value of $185,312.

During the period July 1, 2020 to September 30, 2020, the Company completed various private placements whereby a total of 500,000 common shares were issued at a price of $0.05 per share for a total value of $25,000.

During the period October 1, 2020 to December 31, 2020, the Company completed various private placements whereby a total of 54,000 common shares were issued at a price of $0.25 per share for a total value of $13,500. The Company also issued 110,000 common shares at a price of $0.10 for services.

During the period January 1, 2021 to March 31, 2021, the Company completed various private placements whereby a total of 142,000 common shares were issued at a price of $0.25 per share for a total value of $35,500. The Company also issued 188,000 common shares for services valued at $47,000.

During the period April 1, 2021 to June 30, 2021, the Company completed various private placements whereby a total of 4,345,190 common shares were issued at a price of $0.25 per share for a total value of $1,086,297.50.

During the period July 1, 2021 to September 13, 2021, the Company completed various private placements whereby a total of 5,458,810 common shares were issued at a price of $0.25 per share for a total value of $1,364,702.50.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(a)(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of  the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(a)(2) of the Securities Act.

(d) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 504 and Section 4(a)(2) of the Securities Act. We made this determination in part based on the fact that, at the time of each sale of stock, the Company was not a blank check company, did not have to file reports under the Securities Exchange Act of 1934 and sales of our stock under this exemption did not exceed $1,000,000 of our securities in any 12-month period. Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 504 and Section 4(a)(2) of the Securities Act.

EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation filed with the Nevada Secretary of State on September 6, 2019 (2)
3.2	Bylaws (2)
5.1	Opinion of Lockett + Horwitz regarding the legality of the securities being registered (1)
10.1	Compilation of Website or Software Development Agreement and Addendum between Company and Cistck, dated June 4, 2020 (3)
10.2	Compilation of FirstFire Securities Purchase Agreement, Convertible Promissory Note and Other Agreements(4)
10.3	Compilation of GS Capital Partner Securities Purchase Agreement, Convertible Promissory Note and Other Agreements (5)
10.4	Form of Subscription Agreement
23.1	Auditor Consent (1)
23.2	Consent of Lockett + Horwitz (included in Exhibit 5.1)
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document). (1)
101.SCH	Inline XBRL Taxonomy Extension Schema Document (1)
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document (1)
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document (1)
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document (1)
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document (1)
104	The Cover Page Interactive Data File, formatted in Inline XBRL (included within the Exhibit 101 attachments) (1)

(1) Filed herewith.
(2) Previously Filed as an exhibit to our Form S-1 on September 21, 2020.
(3) Previously Filed as an exhibit to our Form S-1 Amendment No. 1 on October 27, 2020
(4) Previously filed with the SEC on December 31, 2020 as an exhibit to our Form 8-K.
(5) Previously filed with the SEC on March 30, 2021 as an exhibit to our Form 8-K.
*** To be filed by amendment

UNDERTAKINGS.

(a)          The undersigned Registrant hereby undertakes to:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of August, 2021.

TEGO CYBER, INC.

/s/ Shannon Wilkinson
By: Shannon Wilkinson
Title: Chief Executive Officer (Principal Executive Officer) and
Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Troy Wilkinson
By: Troy Wilkinson
Title: President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Shannon Wilkinson	Director	September 13, 2021
By: Shannon Wilkinson
Director, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Troy Wilkinson	Director	September 13, 2021
By: Troy Wilkinson
President and Director

/s/ Michael De Valera	Director	September 13, 2021
By: Michael De Valera Director

/s/ Chris White	Director	September 13, 2021
By: Chris White Director